                                                                   EXHIBIT 10.41




                              HAP2000(TM) AGREEMENT

                                     BETWEEN

                        GENAISSANCE PHARMACEUTICALS, INC.

                                       AND

                           JANSSEN RESEARCH FOUNDATION

                          dated as of November 22, 2000

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                                TABLE OF CONTENTS


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                                                                            PAGE
Article 1      DEFINITIONS...................................................1
      1.1   "Access Period"..................................................1
      1.2   "Additional Use Period"..........................................1
      1.3   "Affiliate"......................................................2
      1.4   "Agreement Year".................................................2
      1.5   "Blocking Invention".............................................2
      1.6   "CodeSig(TM)Oligonucleotides"....................................2
      1.7   "Confidential Information".......................................2
      1.8   "Corporate Partner"..............................................2
      1.9   "DecoGen(TM)Informatics Platform"................................2
      1.10  "Diagnostic Product".............................................2
      1.11  "Disease Fields".................................................2
      1.12  "Drug"...........................................................2
      1.13  "Drug Class".....................................................3
      1.14  "Drug Product"...................................................3
      1.15  "Event of Default"...............................................3
      1.16  "FDA"............................................................3
      1.17  "First Commercial Sale"..........................................3
      1.18  "Genaissance Know-How"...........................................3
      1.19  "Genaissance Patent Rights"......................................3
      1.20  "Gene"...........................................................3
      1.21  "HAP(TM)Marker"..................................................3
      1.22  "HAP(TM)Marker Association"......................................3
      1.23  "HAP(TM)Marker Association Patent Rights"........................4
      1.24  "HAP(TM)Marker Combination"......................................4
      1.25  "HAP(TM)Marker Patent Rights"....................................4
      1.26  "HAP2000(TM)Members".............................................4
      1.27  "HAP Typing(TM)Process"..........................................4

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      1.28  "HAP Typing(TM)Services".........................................4
      1.29  "Index Repository"...............................................4
      1.30  "Initial Diagnostic Product".....................................4
      1.31  "Initial Drug"...................................................4
      1.32  "Initial Drug Product"...........................................4
      1.33  "Isogene Clone"..................................................4
      1.34  "Isogenomics(TM)Database"........................................4
      1.35  "Janssen Gene Allocation"........................................5
      1.36  "Janssen Know-How"...............................................5
      1.37  "Janssen Non-Proprietary Gene"...................................5
      1.38  "Janssen Patent Rights"..........................................5
      1.39  "Janssen Proprietary Database"...................................5
      1.40  "Janssen Proprietary Gene".......................................5
      1.41  "Locus"..........................................................5
      1.42  "Major European Country".........................................5
      1.43  "NDA"............................................................5
      1.44  "Net Sales"......................................................5
      1.45  "New Indication".................................................6
      1.46  "Patent Rights"..................................................7
      1.47  "Polymorphism"...................................................7
      1.48  "Product"........................................................7
      1.49  "Research Project"...............................................7
      1.50  "RFLP"...........................................................7
      1.51  "SNP"............................................................7
      1.52  "Steering Committee".............................................7
      1.53  "Third Party"....................................................7
      1.54  "Valid Claim"....................................................7
Article 2      GRANTS OF RIGHTS..............................................8
      2.1   Grant of Rights by Genaissance to Janssen........................8
            2.1.1 Semi-Exclusive Grant of Right to Use the Isogenomics(TM)
                  Database...................................................8

            2.1.2  Semi-Exclusive License to HAP(TM)Markers..................8
            2.1.3  Option for Exclusive and/or Co-Exclusive License(s)
                   to HAP(TM)Marker Combinations and HAP(TM)Marker
                   Associations..............................................8
            2.1.4  Exclusive R&D License to HAP(TM)Markers for Janssen
                   Proprietary Genes........................................10
            2.1.5  Option for Exclusive Commercial License to HAP(TM)
                   Markers for Janssen Proprietary Genes....................10
            2.1.6  Reservation of Rights From HAP Typing(TM)Services........11
            2.1.7  Extended License for Ongoing Research Projects...........11
            2.1.8  Sublicensing by Janssen..................................11
            2.1.9  Sublicense of Rights Licensed from Other HAP2000(TM)
                   Members..................................................12
            2.1.10 Non-Exclusive License Grant to DecoGen(TM) Informatics
                   Platform.................................................12
      2.2   Non-Exclusive License to Blocking Inventions by Janssen to
            Genaissance.....................................................13
      2.3   Reservation of Rights...........................................13
      2.4   No Grant of Other Technology or Patent Rights...................13
      2.5   Third Party Patents.............................................14
Article 3      SERVICES; DELIVERY AND USE OF THE ISOGENOMICS(TM)DATABASE
               AND DECOGEN(TM)INFORMATICS PLATFORM..........................14
      3.1   Genaissance Services............................................14
      3.2   Steering Committee..............................................14
            3.2.1 Formation, Composition and Powers.........................14
            3.2.2 Steering Committee Functions and Powers...................15
            3.2.3 Decisions of the Steering Committee.......................15
            3.2.4 Deadlock..................................................16
            3.2.5 Co-Chairs.................................................16
            3.2.6 Minutes and Reports.......................................16
      3.3   Delivery and Installation; Genaissance Project Manager..........16
      3.4   Other HAP2000(TM)Members........................................16
      3.5   Discovery of HAP(TM)Markers.....................................17
      3.6   Janssen Gene Allocation.........................................17
      3.7   Isogene Clones..................................................18

      3.8   Public Patent Information.......................................18
      3.9   Corrections to the Isogenomics(TM)Database......................18
      3.10  No Infringement of Third Party Rights...........................18
      3.11  Electronic Transmission of Data Among Multiple Facilities.......18
      3.12  Support and Training Services...................................19
Article 4      PAYMENTS.....................................................19
      4.1   Subscription Fees...............................................19
      4.2   Set-Up Fee......................................................19
      4.3   Isogene Clone Fee...............................................20
      4.4   HAP Typing(TM)Service Fee.......................................20
      4.5   Product License Fee.............................................20
      4.6   Milestone Payments for the Initial Drug Products and
            Initial Diagnostic Products.....................................20
            4.6.1 Initial Drug Products.....................................21
            4.6.2 Initial Diagnostic Products...............................21
      4.7   Royalty Payments on Initial [*] Products........................21
      4.8   Fees for Other Products.........................................21
            4.8.1 Other Product Milestone Payments..........................21
            4.8.2 Royalties on Other Products...............................22
            4.8.3 Most Favored Nation Treatment of Janssen..................23
      4.9   Royalty Provisions..............................................23
            4.9.1 Corporate Partners........................................23
            4.9.2 Royalty Reports, Exchange Rates...........................23
            4.9.3 Audits....................................................24
            4.9.4 Royalty Payment Terms.....................................24
      4.10  Withholding Taxes...............................................25

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      4.11  Blocked Currency................................................25
      4.12  Interest on Late Payments.......................................25
      4.13  Manner of Payment...............................................25
Article 5      INTELLECTUAL PROPERTY........................................26
      5.1   Ownership of Intellectual Property..............................26
            5.1.1 Ownership of Isogenomics(TM)Database and DecoGen(TM)
                  Informatics Platform by Genaissance.......................26
            5.1.2 Ownership of HAP(TM)Markers...............................26
            5.1.3 Ownership of HAP(TM)Marker Associations and HAP(TM)Marker
                  Combinations..............................................26
            5.1.4 Cooperation of Employees..................................26
      5.2   Filing, Prosecution and Maintenance of Patent Rights............26
            5.2.1 HAP(TM)Marker Patent Rights...............................26
            5.2.2 HAP(TM)Marker Association Patent Rights...................27
            5.2.3 Patent Rights Related to Janssen Proprietary Genes........28
      5.3   Enforcement of the Patent Rights................................28
      5.4   Trademarks......................................................29
Article 6      CONFIDENTIALITY..............................................29
      6.1   Confidential Information........................................29
      6.2   Nondisclosure Obligations.......................................30
            6.2.1 General...................................................30
            6.2.2 Limitations...............................................30
      6.3   Injunctive Relief...............................................30
      6.4   Publication.....................................................30
Article 7      REPRESENTATIONS AND WARRANTIES...............................31
      7.1   Representations, Warranties and Covenants of Genaissance........31
      7.2   Representations, Warranties and Covenants of Janssen............32
      7.3   Limited Warranties Relating to Performance of the DecoGen(TM)
            Informatics Platform............................................33
      7.4   Warranty Disclaimer.............................................33

      7.5   Limited Liability...............................................33
      7.6   Freedom to Operate Analysis.....................................33
Article 8      INDEMNITY....................................................34
      8.1   Janssen Indemnity Obligations...................................34
      8.2   Genaissance Indemnity Obligations...............................34
      8.3   Limitation on Indemnity Obligations.............................34
      8.4   Infringement Indemnification....................................34
      8.5   Procedure.......................................................35
Article 9      EXPIRATION AND TERMINATION...................................36
      9.1   Expiration......................................................36
            9.1.1 Term of Access Period.....................................36
            9.1.2 Effect of Expiration of the Access Period and
                  Additional Use Period.....................................36
      9.2   Term of Agreement...............................................36
      9.3   Events of Default...............................................36
            9.3.1 Default by Either Party...................................36
            9.3.2 Default by Janssen........................................37
      9.4   Effect of an Event of Default...................................37
            9.4.1 Remedies Available to Genaissance.........................37
            9.4.2 Remedies Available to Janssen.............................37
      9.5   Effect of Expiration or Termination of Agreement................37
Article 10     MISCELLANEOUS................................................37
      10.1  Force Majeure...................................................37
      10.2  Assignment......................................................38
      10.3  Severability....................................................38
      10.4  Notices.........................................................38
      10.5  Applicable Law..................................................39
      10.6  Dispute Resolution..............................................39
      10.7  Entire Agreement................................................40
      10.8  Publicity.......................................................40


      10.9  Headings........................................................40
      10.10 No Partnership..................................................40
      10.11 Exports.........................................................40
      10.12 Waiver..........................................................40
      10.13 Counterparts....................................................41

EXHIBITS

Exhibit A      Description of the ISOGENOMICS(TM) Database

Exhibit B      Hardware and Software Requirements

Exhibit C      Installation and Support Services

Exhibit D      Data and Software Updates

Exhibit E      Janssen Installation Sites

Exhibit F      Genaissance Project Manager

Exhibit G      HAP Typing(TM) Services

Exhibit H      Research Project Descriptions

Exhibit I      Press Release

                              HAP2000(TM) AGREEMENT

         THIS HAP2000(TM) AGREEMENT (the "Agreement") is dated as of November 22, 2000 (the "Effective Date") and is made by and between GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at Five Science Park, New Haven, Connecticut 06511 ("Genaissance"), JANSSEN RESEARCH FOUNDATION, a division of Janssen Pharmaceutica N.V., a Belgian corporation having its principal place of business at Turnhoutseweg 30, Beerse, B-2340, Belgium ("Janssen"). Genaissance and Janssen are sometimes referred to herein individually as a party and collectively as the parties. Reference to a party herein includes a reference to its Affiliates (as hereinafter defined) unless otherwise indicated.

                                 R E C I T A L S

         WHEREAS, Genaissance has compiled and is compiling an ISOGENOMICS(TM) Database (as hereinafter defined), containing certain information related to HAP(TM) Markers (as hereinafter defined); and

         WHEREAS, Genaissance has expertise in and has developed the DECOGEN(TM) Informatics Platform (as hereinafter defined) to assemble, process, search, manipulate and analyze the data related to HAP(TM) Markers contained in the ISOGENOMICS(TM) Database, as well as clinical data, and to utilize the same in HAP Typing(TM) Services (as hereinafter defined); and

         WHEREAS, Janssen is interested in obtaining access to the ISOGENOMICS(TM) Database, the DECOGEN(TM) Informatics Platform and HAP Typing(TM) Process capabilities and facilities as described herein; and

         WHEREAS, Genaissance is willing to grant Janssen such access upon the terms and conditions set forth below; and

         WHEREAS, Genaissance and Janssen expect to collaborate together to use the DECOGEN(TM) Informatics Platform and the ISOGENOMICS(TM) Database to identify genetic markers of disease staging as well as to identify genetic markers of patient response to certain Janssen drugs that are mutually agreed upon by the parties.

         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 shall have the meanings specified below:

         1.1      "ACCESS PERIOD" shall have the meaning set forth in Section
9.1.1 hereof.

         1.2      "ADDITIONAL USE PERIOD" shall have the meaning set forth in
Section 2.1.7 hereof.

         1.3 "AFFILIATE" shall mean any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity. Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

         1.4 "AGREEMENT YEAR" shall mean each twelve (12) month period during the term of the Access Period beginning on the Effective Date.

         1.5      "BLOCKING INVENTION" shall have the meaning set forth in
Section 2.2 hereof.

         1.6 "CODESIG(TM) OLIGONUCLEOTIDES" shall mean oligonucleotides designed and used by Genaissance for providing HAP Typing(TM) Services.

         1.7      "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 6.1 hereof.

         1.8 "CORPORATE PARTNER" shall mean any Third Party that enters into an agreement with Janssen for the grant to such Third Party of rights for the development and/or commercialization of a Product, including sublicensees of Janssen under HAP(TM) Marker Patent Rights or HAP(TM) Marker Association Patent Rights.

         1.9 "DECOGEN(TM) INFORMATICS PLATFORM" shall mean software and components thereof and any associated documentation, whether existing on the Effective Date or developed by Genaissance during the Access Period, which is owned or controlled by, or licensed (with the right to sublicense) to Genaissance, and which is designed to curate, collate and mine IN SILICO all available gene variation data and to serve as a search engine to detect an association between one or more HAP(TM) Markers or other polymorphic markers (including SNPs, cSNPs and RFLPs) and a clinical endpoint and/or to interpret, manipulate or analyze the data contained in the ISOGENOMICS(TM) Database or Janssen Proprietary Database. The DECOGEN(TM) Informatics Platform shall not include any Third Party software that Janssen has independently of Genaissance licensed from a Third Party.

         1.10 "DIAGNOSTIC PRODUCT" shall mean any product or service that [*].

         1.11     "DISEASE FIELDS" shall have the meaning set forth in Section
2.1.3 hereof.

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

         1.12 "DRUG" shall mean any therapeutic or prophylactic compound, substance or agent including, without limitation, a small molecule, protein, vaccine, antibody or nucleic acid.

         1.13     "DRUG CLASS" shall mean [*].

         1.14     "DRUG PRODUCT" shall mean [*].

         1.15     "EVENT OF DEFAULT" shall mean an event described in Section
9.3 hereof.

         1.16 "FDA" shall mean the United States Food and Drug Administration or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration

         1.17 "FIRST COMMERCIAL SALE" shall mean the first sale for use or consumption by the general public of a Product in a country.

         1.18 "GENAISSANCE KNOW-HOW" shall mean any and all proprietary data, information, know-how, inventions, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, other than Patent Rights, owned or controlled by Genaissance as of the Effective Date or during the Access Period and Additional Use Period, if applicable, including, without limitation, any data on the sequence, frequency and distribution of HAP(TM) Markers and other information contained in the ISOGENOMICS(TM) Database.

         1.19 "GENAISSANCE PATENT RIGHTS" shall mean, individually and collectively, the HAP(TM) Marker Patent Rights and HAP(TM) Marker Association Patent Rights.

         1.20 "GENE" shall mean a nucleic acid sequence (including allelic variations thereof) encoding a designated protein as well as a nucleic acid sequence encoding a derivative, mutant, truncation or fragment of such protein.

         1.21 "HAP(TM) MARKER" shall mean a Polymorphism or any ordered combination of two or more Polymorphisms present at a Locus on a single chromosome that is (a) contained in the ISOGENOMICS(TM) Database or (b) discovered from a Gene from the Janssen Gene Allocation, where such discovery was made [*].

         1.22 "HAP(TM) MARKER ASSOCIATION" shall mean an association between a specific HAP(TM) Marker or HAP(TM) Marker Combination and (a) the response to a Drug within a Drug Class or (b) the presence of, or a susceptibility for, any disease or condition in humans, where such association is discovered [*].

         1.23 "HAP(TM) MARKER ASSOCIATION PATENT RIGHTS" shall mean Patent Rights claiming any HAP(TM) Marker Association or use thereof.

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

         1.24 "HAP(TM) MARKER COMBINATION" shall have the meaning set forth in Section 2.1.3 hereof.

         1.25 "HAP(TM) MARKER PATENT RIGHTS" shall mean Patent Rights claiming a HAP(TM) Marker, a HAP(TM) Marker Combination or use thereof.

         1.26 "HAP2000(TM) MEMBERS" shall mean Third Parties with whom Genaissance enters into license agreements pursuant to Section 3.4 under which such Third Parties are granted substantially the same rights as are being licensed hereunder.

         1.27 "HAP TYPING(TM) PROCESS" shall mean the process of determining the pair of HAP(TM) Markers on the two chromosomes of an individual for every selected Gene primarily through the use of Genaissance's proprietary algorithms, CodeSig(TM) Oligonucleotides, DECOGEN(TM) Informatics Platform and molecular techniques.

         1.28     "HAP TYPING(TM) SERVICES" shall have the meaning set forth in
Section 3.1(b) hereof.

         1.29 "INDEX REPOSITORY" shall mean Genaissance's proprietary collection of immortalized cell lines established from unrelated individuals from various geographical origins and from members of extended families.

         1.30 "INITIAL DIAGNOSTIC PRODUCT" shall mean a Diagnostic Product used in the prognosis of the response to an Initial Drug Product or in diagnosing the presence of, or a susceptibility for the disease or condition that an Initial Drug Product is intended to treat or prevent.

         1.31     "INITIAL DRUG" shall mean [*].

         1.32 "INITIAL DRUG PRODUCT" shall mean any Drug Product which contains an Initial Drug.

         1.33 "ISOGENE CLONE" shall mean physical clones from the Index Repository that correspond to HAP(TM) Markers.

         1.34 "ISOGENOMICS(TM) DATABASE" shall mean Genaissance's ISOGENOMICS(TM) Database containing annotated data on the sequence, frequency and distribution of HAP(TM) Markers generated by examining genomic DNA from the Index Repository as more fully described in EXHIBIT A hereto, and as may be supplemented as set forth herein.

         1.35     "JANSSEN GENE ALLOCATION" shall mean, [*].

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

         1.36 "JANSSEN KNOW-HOW" shall mean any and all proprietary data, information, know-how, inventions, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, other than Patent Rights, owned or controlled by Janssen as of the Effective Date or during the Access Period or Additional Use Period.

         1.37 "JANSSEN NON-PROPRIETARY GENE" shall mean a Gene specified by Janssen for the Janssen Gene Allocation which is not owned by or exclusively licensed to Janssen.

         1.38 "JANSSEN PATENT RIGHTS" shall mean Patent Rights owned by or exclusively licensed to Janssen.

         1.39 "JANSSEN PROPRIETARY DATABASE" shall mean (i) all data relating to HAP(TM) Markers, HAP(TM) Marker Combinations and HAP(TM) Marker Associations for a Janssen Proprietary Gene and (ii) all HAP(TM) Markers, HAP(TM) Marker Combinations, HAP(TM) Marker Associations and data derived from human samples provided by Janssen to Genaissance pursuant to this Agreement.

         1.40 "JANSSEN PROPRIETARY GENE" shall mean a Gene owned by or exclusively licensed to Janssen.

         1.41 "LOCUS" shall mean a location on a chromosome corresponding to a Gene or a physical or phenotypic feature.

         1.42 "MAJOR EUROPEAN COUNTRY" shall mean any of France, United Kingdom, Spain, Italy or Germany.

         1.43 "NDA" shall mean a new drug application filed with the FDA after completion of human clinical trials to obtain marketing approval for a Product in the United States and any comparable application filed with regulatory authorities of a Major European Country or Japan to obtain marketing approval for a Product in such country.

         1.44 "NET SALES" shall mean the gross invoice price for Products sold by Janssen or its Corporate Partners to a Third Party customer LESS the reasonable and customary accrual-basis deductions from such gross amounts which are consistent with Janssen's approach to other similar proprietary pharmaceutical or diagnostic products, as the case may be, for: (i) normal and customary trade, cash and other discounts, allowances and credits; (ii) credits or allowances actually granted for damaged goods and consistent with Janssen's approach to other proprietary pharmaceutical products, returns or rejections of Products; (iii) sales or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sales of Products including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount), which are included in the billing amount; (iv) freight, postage, shipping, customs duties and insurance charges which are included in the billing amount; and (v) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups. The transfer of Products by Janssen to (a) another Affiliate of Janssen or (b) a Corporate Partner of Janssen shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate or Corporate Partner to its Third Party customer, less the deductions allowed under this Section. Every other commercial use or disposition of Products by Janssen or its Corporate Partners in barter or similar transactions, not including samples, shall be considered a sale of the Products at the weighted average Net Sales price for Products during the preceding quarter.

         In the event that a Product is sold in the form of a combination product containing one or more active ingredients in addition to a Product (a "Combination Product"), Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Product if sold separately by Janssen or a Corporate Partner and B is the invoice price of any other active component or components in the Combination Product if sold separately by Janssen or a Corporate Partner. In the event that the Product is sold in the form of a Combination Product and one or more such active ingredients of the Combination Product are not sold separately, then the above formula shall be modified such that A shall be the total manufacturing cost to Janssen or its Corporate Partner of the Product and B shall be the total manufacturing cost to Janssen, its Corporate Partner or other supplier of any other active component or components in the Combination Product. Notwithstanding the foregoing, biologically active ingredients shall not include drug delivery vehicles or adjuvants.

         In the event that Janssen or its Corporate Partners sell Products pursuant to an agreement with an independent customer specifying, for a combination of products or services, a single price, other terms of purchase not separately identifying either a price per product or the effective deductions referred to above per product or a price for units of the Products which is discounted below Janssen's or its Corporate Partner's standard invoice price per unit of the Products by at least [*] percentage points more than the amount that any other product or service included in the arrangement is discounted below such other product's or service's standard invoice price, then Genaissance and Janssen will determine a mutually agreeable method of calculation so that a fair and reasonable portion of the aggregate purchase price is allocated to the Product(s) included in any such arrangement.

         1.45 "NEW INDICATION" shall mean (a) the first indication for a Drug Product that is in preclinical studies, Phase I or Phase IIa or (b) an additional, new indication for a Drug Product in Phase IIb or later for which [*]. The term "indication" is used herein to refer to a disease or condition for which a drug is used.

         1.46 "PATENT RIGHTS" shall mean patents or patent applications as described hereinafter which are owned or controlled (with the right to grant licenses) by a party to this agreement. More particularly, Patent Rights include
(i) any United States or foreign patent application, (ii) any United States patent or foreign patent issuing from such patent application and (iii) any continuation, continuation-in-part (to the extent the claims in such continuation-in-part application are directed to subject matter specifically described in such prior patent application), divisional, reissue, re-examination, renewal, substitution, addition, extension, supplementary protection certificate or foreign counterpart thereof of any of the foregoing.

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

         1.47 "POLYMORPHISM" shall mean any alternative sequence found at a given position in a chromosome within a population including, but not limited to: (a) SNPs; (b) insertions and deletions of one or more nucleotides; (c) repeats of one or more nucleotides and (d) RFLPs.

         1.48     "PRODUCT" shall mean any Diagnostic Product and/or Drug
Product.

         1.49 "RESEARCH PROJECT" shall mean any target validation, drug screening or drug optimization or clinical research project performed by Janssen or jointly by Janssen or Genaissance and utilizing Genaissance Patent Rights or Genaissance Know-How licensed hereunder, including, for example, a clinical trial to determine a HAP(TM) Marker Combination associated with a drug response pursuant to this Agreement.

         1.50     "RFLP" shall mean a restriction fragment length polymorphism.

         1.51 "SNP" shall mean a single nucleotide polymorphism. "cSNP" shall mean a SNP identified by sequencing cDNA.

         1.52     "STEERING COMMITTEE" shall have the meaning set forth in
Section 3.2 hereof.

         1.53 "THIRD PARTY" shall mean any entity other than Genaissance or Janssen.

         1.54 "VALID CLAIM" shall mean either (i) a claim of a pending patent application which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application or (ii) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal. Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of an issued patent within the Patent Rights within five (5) years after the filing date from which such claim takes priority, such pending claim shall cease to be a Valid Claim for purposes of this Agreement unless and until such claim becomes an issued claim of an issued patent within the Patent Rights.

                                    ARTICLE 2
                                GRANTS OF RIGHTS

         2.1      Grant of Rights by Genaissance to Janssen.

                  2.1.1 [*]GRANT OF RIGHT TO USE THE ISOGENOMICS(TM) DATABASE. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen a worldwide [*] license to use under Genaissance Know-How and Genaissance Patent Rights, without the right to permit Third Parties to use, the ISOGENOMICS(TM) Database solely for internal research and development purposes during the Access Period and the Additional Use Period, if applicable. [*].

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                                       7

         Janssen may make copies of the ISOGENOMICS(TM) Database only to the extent reasonably necessary to exercise Janssen's rights under this Agreement, and Janssen agrees that all such copies will be treated as Confidential Information of Genaissance and further agrees to establish reasonable security measures to prevent copies of the ISOGENOMICS(TM) Database from being made available to Third Parties. [*].

                  2.1.2 [*] LICENSE TO HAP(TM) MARKERS. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen a worldwide [*] license under Genaissance Know-How and Genaissance Patent Rights, without the right to grant sublicenses, to use the HAP(TM) Markers from the ISOGENOMICS(TM) Database (and any corresponding Isogene Clones ordered by Janssen pursuant to Section 3.7 hereof) solely for internal research and development purposes during the Access Period and the Additional Use Period, if applicable.

                  2.1.3 OPTION FOR [*] LICENSE(S) TO HAP(TM) MARKER COMBINATIONS AND HAP(TM) MARKER ASSOCIATIONS. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen a [*] option [*] to obtain:

                           (a)      a worldwide [*] license [*], with the right
to grant sublicenses in accordance with Section 2.1.8, under the Genaissance Patent Rights and Genaissance Know-How to use a specific HAP(TM) Marker Combination from the ISOGENOMICS(TM) Database and/or a specific HAP(TM) Marker Association to make, have made, use, have used, market, have marketed, sell and have sold any Drug within the Drug Class for [*]; and/or

                           (b)      a worldwide [*] license [*], with the right
to grant sublicenses in accordance with Section 2.1.8, under the Genaissance Patent Rights and Genaissance Know-How to use the HAP(TM) Marker Combination referreD to in the foregoing subsection (a) and a specific HAP(TM) Marker Association to make, have made, use, have used, market, have marketed, sell and have sold any Diagnostic Product used in the prognosis of the response to any Drug for which a license is granted under subsection (a) above; and/or

                           (c)      a worldwide [*] license [*], with the right
to grant sublicenses in accordance with Section 2.1.8, under the Genaissance Patent Rights and Genaissance Know-How to use the HAP(TM) Marker Combination referred to in the foregoing subsection (a) and a specific HAP(TM) Marker Association to make, have made, use, have used, market, have marketed, sell and have sold any Diagnostic Product other than a Diagnostic Product for which a license is granted under subsection (b) above;

PROVIDED THAT the HAP(TM) Marker Combination has not been previously exclusiveLy licensed to another HAP2000(TM) Member or Third Party for the specific HAP(TM) Marker Association, or has not been reserved by another HAP2000(TM) Member AS described in Section 2.1.6, or is not the subject of a Genaissance internal program as evidenced by prior written documentation.

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                                       8

         Janssen shall have the right to exercise any or all of the options set forth in subsections (a), (b) and (c) above by providing written notice to Genaissance during the Access Period or Additional Use Period, if applicable, specifying which option is being exercised and the desired HAP(TM) Marker Combination, HAP(TM) Marker Association and the Drug Class. Upon receipt of such notice by Genaissance, the specific HAP(TM) Marker Combination and/or HAP(TM) Marker Association will be licensed to Janssen, unless Genaissance can provide specific reasons why such cannot be licensed, such as, for example, such HAP(TM) Marker Combination or HAP(TM) Marker Association is the subject of a prior license with a Third Party or ongoing Genaissance or Third Party collaborative research program.

         Upon the exercise by Janssen of any or all of the options set forth in subsections (a), (b) and (c) above, Genaissance shall automatically grant to Janssen a worldwide, non-exclusive license, with the right to grant sublicenses in accordance with Section 2.1.8, under any other Patent Rights of Genaissance necessary for Janssen to exercise the licenses obtained pursuant to such exercise, except that such license shall not include any HAP(TM) Marker Association Patent Rights not otherwise licensed to Janssen.

         Notwithstanding the exercise by Janssen of any or all of the options set forth in subsections (a), (b) and (c) above, Genaissance reserves the right to grant to other HAP2000(TM) Members research and development licenses of the same scope as that granted to Janssen under Section 2.1.1 and 2.1.2.

         For purposes of this Agreement, "HAP(TM) Marker Combination" shall mean the specific HAP(TM) Marker or the specific group or combination of HAP(TM) Markers [*].

         For purposes of this Agreement, "Disease Fields" shall mean (i) with respect to a Drug for which a license is granted to Janssen under Section 2.1.3(a) and which is covered by a Valid Claim of Janssen Patent Rights owned by Janssen, any and all disease indications (unless such Janssen Patent Rights are limited to the use of the Drug for specific disease indications, in which case the Disease Fields shall be limited to the disease indications included within the scope of such Janssen Patent Rights) or, (ii) with respect to a Drug for which a license is granted to Janssen under Section 2.1.3(a) and which is covered by a Valid Claim of Janssen Patent Rights licensed to Janssen, any and all disease indications included in the field of the license to Janssen.

         Upon written agreement on the HAP(TM) Marker Combination and upon payment of the Product License Fee set forth in Section 4.5, the [*] license(s) set forth above shall be automatically granted to Janssen under the terms and conditions of this Agreement. In the event [*] licenses are granted to Janssen pursuant to this Section 2.1.3, the existence of such licenses will be noted in the ISOGENOMICS(TM) Database without revealing the identity of Janssen, unless authorized by Janssen. In the event [*] licenses comparable to those set forth in this Section 2.1.3 are granted by Genaissance to another HAP2000(TM) Member, the existence of such licenses will

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Exchange Commission. Asterisks denote such omissions.

be noted in the ISOGENOMICS(TM) Database without revealing the identity of such other HAP2000(TM) Member, unless authorized by such HAP2000(TM) Member.

                  2.1.4 EXCLUSIVE R&D LICENSE TO HAP(TM) MARKERS FOR JANSSEN PROPRIETARY GENES. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen a worldwide exclusive license, with the right to grant sublicenses in accordance with Section 2.1.8, under the Genaissance Patent Rights and Genaissance Know-How to use one or more HAP(TM) Markers derived from Janssen Proprietary Genes (and any corresponding Isogene Clones ordered by Janssen pursuant to Section 3.7 hereof) solely for internal research and development purposes.

                  2.1.5 OPTION FOR EXCLUSIVE COMMERCIAL LICENSE TO HAP(TM) MARKERS FOR JANSSEN PROPRIETARY GENES. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen an exclusive option to obtain a worldwide exclusive license, with the right to grant sublicenses in accordance with
Section 2.1.8, under the Genaissance Patent Rights, and Genaissance Know-How to use a HAP(TM) Marker Combination derived from Janssen Proprietary Genes and a specific HAP(TM) Marker Association to make, have made, use, have used, market, have marketed, sell and have sold any Drug Product or Diagnostic Product for all disease indications.

                  For so long as the relevant Janssen Proprietary Gene is owned by or exclusively licensed to Janssen, Janssen shall have the right to exercise the option set forth above by providing written notice to Genaissance specifying the desired HAP(TM) Marker Combination derived from Janssen Proprietary Genes and the HAP(TM) Marker Association. Upon receipt of such notice and payment of the applicable Product License Fee set forth in
Section 4.5, the exclusive license set forth above shall be automatically granted to Janssen under the terms and conditions of this Agreement.

                  2.1.6 RESERVATION OF RIGHTS FROM HAP TYPING(TM) SERVICES. In the event Janssen utilizes HAP Typing(TM) Services to determine the HAP(TM) Markers present in a clinical cohort of a Research Project, Janssen shall reserve the right to obtain the [*] licenses pursuant to Section 2.1.3 or an exclusive license pursuant to Section 2.1.5 under the HAP(TM) Marker Association Patent Rights for the use of any HAP(TM) Marker Association resulting from the HAP(TM) Markers for all potential HAP(TM) Marker Combinations for the Genes selected for HAP Typing(TM) Services. For the duration of HAP Typing(TM) Services related to a particular Research Project and for a period of [*] after Genaissance completes such HAP Typing(TM) Services by delivering the data from such HAP Typing(TM) Services to Janssen, Genaissance will not grant rights to another HAP2000(TM) Member to use such HAP(TM) Marker Association resulting from the HAP(TM) Markers for any HAP(TM) Marker Combination for the Genes selected for HAP Typing(TM) Services. Janssen acknowledges that Genaissance's HAP2000(TM) agreements with other HAP2000(TM) Members will allow such other HAP2000(TM) Members to reserve, unless already reserved by another HAP2000(TM) Member, exclusive rights to HAP(TM) Marker Associations under substantially the same terms as contained in this Section 2.1.6.

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                                       10

                  2.1.7 EXTENDED LICENSE FOR ONGOING RESEARCH PROJECTS. The rights granted pursuant to Sections 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.1.6, 2.1.8,
2.1.9 and 2.1.10 shall additionally continue for a period of up to [*] after the expiration of the Access Period to the extent necessary to enable Janssen to complete any Research Project commenced prior to the expiration of the Access Period or a period of up to [*] in the case of termination [*] pursuant to
Section 9.1.2 to the extent necessary to permit Janssen to complete any research project commenced prior to the end of the [*] (the "Additional Use Period"). Prior to the commencement of the Additional Use Period, Janssen may provide to Genaissance a list of the Genes, not to exceed [*] genes in the case of termination after [*] or [*] genes in the case of expiration of the Access Period, which are the subject of the ongoing Research Projects (the "Selected Genes"). Genaissance shall prepare and deliver to Janssen a revised version of the ISOGENOMICS(TM) Database pertaining only to the Selected Genes, and Janssen shall thereupon return to Genaissance or destroy all other copies of the ISOGENOMICS(TM) Database and delete all such other copies from all computers on which they were installed. During the Additional Use Period, Janssen's right to use the DECOGEN(TM) Informatics Platform shall be limited to the Selected Genes. During the Additional Use Period, Genaissance shall have no obligation to provide to Janssen (i) any updates, corrections or additional information of any nature with respect to the ISOGENOMICS(TM) Database, (ii) any new releases of the DECOGEN(TM) Informatics Platform, or (iii) any support services with respect to the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform, except as the parties may further agree in writing.

                  2.1.8 SUBLICENSING BY JANSSEN. Janssen shall have the right to grant sublicenses of the rights granted to Janssen pursuant to Sections 2.1.3, 2.1.4, and 2.1.5 to Third Parties for the development and marketing of Products; PROVIDED that each Third Party sublicensee shall execute a written agreement pursuant to which it assumes the applicable obligations of Janssen hereunder.

                  2.1.9 SUBLICENSE OF RIGHTS LICENSED FROM OTHER HAP2000(TM) MEMBERS. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen a non-exclusive license under Genaissance's interest in all Blocking Inventions and under any patents covering such Blocking Inventions which are or will be licensed to Genaissance by any Third Party having access to the ISOGENOMICS(TM) Database under terms substantially similar to those set forth in Section 2.2 hereof solely for internal research and development purposes during the Access Period, the Additional Use Period, if applicable and thereafter during the period in which any Drug Product or Diagnostic Product that makes use of the Genaissance Know-How disclosed hereunder is commercialized.

                  2.1.10 NON-EXCLUSIVE LICENSE GRANT TO DECOGEN(TM) INFORMATICS PLATFORM. Subject to the terms of this Agreement, Genaissance hereby grants to Janssen, during the Access Period and the Additional Use Period, if applicable, non-exclusive right and license to use the DECOGEN(TM) Informatics Platform for the purpose of obtaining access to, pursuing searches in, and/or interpreting or analyzing the data contained in the ISOGENOMICS(TM) Database as permitted

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                                       11
under Section 2.1.1 above. Janssen's use of the DECOGEN(TM) Informatics Platform shall be subject to the following conditions:

                           (a)      To the extent that the DECOGEN(TM)
Informatics Platform incorporates or requires the use of commercially available operating system software licensed by Genaissance from a Third Party as described in EXHIBIT B, as may be supplemented from time to time, Janssen shall be responsible for obtaining any necessary license and paying all fees and charges associated with Janssen's use of any such software;

                           (b)      Janssen agrees to use the DECOGEN(TM)
Informatics Platform and any Modification (as defined in (f) below) thereof only for the internal purposes of Janssen in accordance with the terms and conditions of this Agreement and not to use the DECOGEN(TM) Informatics Platform for processing data for Third Parties or to make the DECOGEN(TM) Informatics Platform available to Third Parties;

                           (c)      Janssen agrees to make copies of the
DECOGEN(TM) Informatics Platform only to the extent reasonably necessary for the exercise of its rights hereunder, and that all such copies will be treated as Confidential Information of Genaissance and further agrees to establish reasonable security measures to prevent copies of the DECOGEN(TM) Informatics Platform from being made available to Third Parties;

                           (d)      Except with the express written permission
of Genaissance, Janssen agrees that it will not attempt to reverse engineer, reverse compile or otherwise obtain access to the source code of the DECOGEN(TM) Informatics Platform;

                           (e)      Janssen may utilize the DECOGEN(TM)
Informatics Platform on multiple computers at multiple sites in accordance with
Section 3.11 hereof [*]; and

                           (f)      Janssen may itself, or through the services
of a Third Party, adapt or modify the DECOGEN(TM) Informatics Platform (a "Modification"), PROVIDED THAT, Janssen shall cause any such Third Party to be bound by obligations of confidentiality no less protective than the provisions hereof, and any Modification may only be used and kept in confidence in the same manner as, and shall be subject to the same terms and conditions as apply to, the DECOGEN(TM) Informatics Platform licensed to Janssen hereunder. Genaissance's obligation to provide support pursuant to Section 3.12 shall not include an obligation to support any such Modification. Genaissance shall have no ownership interest in, nor any rights to license, use or disclose, any such Modification developed by or for Janssen, all of which shall be owned or controlled by Janssen. Janssen shall not acquire by reason of this subsection
(f) ownership of the DECOGEN(TM) Informatics Platform or the ISOGENOMICS(TM) Database or any portions thereof, or any rights to use or disclose either of the foregoing other than as expressly set forth in this Agreement.

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                                       12
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         2.2      NON-EXCLUSIVE LICENSE TO BLOCKING INVENTIONS BY JANSSEN TO
GENAISSANCE. Genaissance and Janssen acknowledge that Janssen may, through use of the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform, make inventions or discoveries which block Genaissance, its sublicensees or other HAP2000(TM) Members from using the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform to the extent of the rights granted to Janssen hereunder ("Blocking Inventions"). In order to prevent this occurrence, Janssen hereby grants to Genaissance an irrevocable, non-exclusive, royalty-free right and license, with the right to grant sublicenses, under Janssen's rights to Blocking Inventions and any patents arising from patent applications filed on Blocking Inventions which are required, and only to the extent required, to enable Genaissance and other HAP2000(TM) Members, to use the ISOGENOMICS(TM) Database and DECOGEN(TM) Informatics Platform for research purposes only.

         Genaissance will request that other HAP2000(TM) Members agree to grant Genaissance a royalty-free license, with the right to sublicense, to Blocking Inventions and to any patents covering such Blocking Inventions owned or controlled by such HAP2000(TM) Member. Genaissance will not sublicense rights to Blocking Inventions granted by Janssen hereunder to any other HAP2000(TM) Member unless such HAP2000(TM) Member agrees to substantially the same terms as contained in this Section 2.2. Both parties acknowledge that each of them may, and shall be free to, apply for and obtain patents covering Genes and related information which are not included within Genaissance Know-How or which were developed without use of the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform.

         2.3 RESERVATION OF RIGHTS. Notwithstanding the rights granted to Janssen under this Article 2, Genaissance at all times reserves (i) its rights to the information contained in the ISOGENOMICS(TM) Database and (ii) its right to use the ISOGENOMICS(TM) Database and DECOGEN(TM) Informatics Platform to research, develop, have developed, use, manufacture, have manufactured, sell and have sold products, including the right to grant licenses in accordance with
Section 3.4 with respect to any such intellectual property rights for such purpose, PROVIDED THAT, no such license shall limit the grants of rights to Janssen hereunder. Janssen at all times reserves its rights to the Janssen Know-How and Janssen Patent Rights.

         2.4 NO GRANT OF OTHER TECHNOLOGY OR PATENT RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, data, products, or biological materials of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party, at any time pursuant to this Agreement. Any compounds, technology or know-how derived, developed or acquired by either party independent of the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform shall be the property of such party.

         2.5      THIRD PARTY PATENTS. Subject to the representation made in
Section 7.1(f) as to Genaissance's knowledge of any Third Party rights that may be infringed by the use of the ISOGENOMICS(TM) Database as contemplated herein, the parties acknowledge that, in order to discover, develop and/or commercialize one or more products, they may require licenses under Third Party patent rights or other rights, and it is hereby agreed that it shall be each party's responsibility to satisfy itself as to the need for such licenses and, if necessary, to obtain such licenses.

                                    ARTICLE 3
    SERVICES; DELIVERY AND USE OF THE ISOGENOMICS(TM)DATABASE AND DECOGEN(TM)
                              INFORMATICS PLATFORM

         3.1      Genaissance Services.

                  (a) RESEARCH PROJECTS PERFORMED BY GENAISSANCE. During the Access Period and the Additional Use Period, if applicable, the parties may agree on Research Projects to be performed by Genaissance itself or in collaboration with Janssen. The data from the Research Projects performed by Genaissance will be deposited within the Janssen Proprietary Database for association of clinical response with as many HAP(TM) Markers as were subject to the HAP Typing(TM) Services. Prior to commencing a particular Research Project, the parties shall agree in writing on the scope of the project including, without limitation, the selected Genes and the time frame for completing the project, and the written description shall be appended to EXHIBIT H to this Agreement.

                  (b) HAP TYPING(TM) SERVICES. Genaissance will reserve production capacity for performing the HAP Typing(TM) Process on selected Genes from patients in Research Projects ("HAP Typing(TM) Services"). Genaissance will accept human DNA samples, as more fully described in EXHIBIT G, for measurement of HAP(TM) Markers.

         During the Access Period and the Additional Use Period, if applicable, Janssen may request [*] HAP Typing(TM) Services subject to the payment of the HAP Typing(TM) Service Fee in accordance with Section 4.4. Prior to commencing HAP Typing(TM) Services for a particular Research Project, the parties shall agree in writing on the scope of the services to be provided, including, without limitation, the selected Genes and the time frame for completing the services, and the written description shall be appended to EXHIBIT H of this Agreement.

         3.2      Steering Committee.

                  3.2.1 FORMATION, COMPOSITION AND POWERS. A joint committee comprised of three (3) named representatives of each of Genaissance and Janssen (the "Steering Committee") shall be appointed within thirty (30) days of the Effective Date. The Steering Committee shall meet as needed, [*]. Such meetings shall be at such times agreed to by Genaissance and Janssen and shall alternate between Genaissance's office in New Haven, Connecticut and Janssen's office in Beerse, Belgium or Raritan, New Jersey unless the parties otherwise agree or shall be in such other form (e.g., telephone or video conference) as the members of the Steering Committee shall agree. The Steering Committee shall remain in effect for the period commencing upon the Effective Date of the Agreement and continuing until the termination or expiration of the Access Period.

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                                       14
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                  3.2.2    STEERING COMMITTEE FUNCTIONS AND POWERS. The Steering
Committee shall be responsible for the overall development, supervision and management of the Research Projects selected under Section 3.1. The principal functions of the Steering Committee will be, INTER ALIA, to:

                           (a)      define the objectives of any such Research
Project, identify the Genes to be selected and approve the written description of the Research Project to be attached to EXHIBIT H to this Agreement;

                           (b)      monitor the progress achieved under such
Research Projects and to revise the description of the Research Project as necessary;

                           (c)      analyze the results of such Research
Projects;

                           (d)      monitor the patent strategy for the patent
applications and patents prosecuted by Genaissance under Article 5; and

                           (e)      review the list of Genes chosen by
Genaissance for HAP(TM) Marker discovery and for inclusion in the ISOGENOMICS(TM) Database and guide the prioritization of such Genes.

         A party may change one or more of its representatives to the Steering Committee at any time. The parties may mutually agree to change the number of representatives which comprises the Steering Committee. Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee, or by a deputy. Either party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Steering Committee meetings, subject to the confidentiality provisions of Article 6.

                  3.2.3 DECISIONS OF THE STEERING COMMITTEE. A quorum of the Steering Committee shall be present at any meeting of the Steering Committee if at least one (1) representative of each party is present at such meeting in person or by telephone or video conference. Each party shall have one (1) vote. If a quorum exists at any meeting, the unanimous consent of the parties is required to take any action on behalf of the Steering Committee.

                  3.2.4 DEADLOCK. In the event that the Steering Committee cannot reach agreement as to any matter that is subject to its decision-making authority, the parties shall submit the matter to the dispute resolution procedures in Section 10.6 hereof, except that [*].

                  3.2.5 CO-CHAIRS. The Steering Committee shall be co-chaired by one Genaissance representative appointed by Genaissance and one Janssen representative appointed by Janssen from the membership of the Steering Committee.

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                                       15

                  3.2.6 MINUTES AND REPORTS. The Steering Committee shall be responsible for keeping accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Within [*] days of each meeting, the co-chairs shall provide the parties with draft minutes of such meeting and a draft of a written accompanying report describing in reasonable detail, the status of the Research Projects, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions to all members of the Steering Committee. Within [*] days of each meeting, the co-chairs will sign final versions of the meeting minutes and the accompanying report and such minutes and report shall thereafter be recognized as duly accepted by the parties. All records of the Steering Committee shall be distributed to and available to both parties.

         3.3 DELIVERY AND INSTALLATION; GENAISSANCE PROJECT MANAGER. On or before the Installation Date set forth in EXHIBIT C, Genaissance shall perform in accordance with EXHIBIT C the initial installation of the DECOGEN(TM) Informatics Platform and the ISOGENOMICS(TM) Database, in their most current versions as of the installation date, at the Janssen facilities listed in EXHIBIT E, provided that each such facility has acquired, at its own expense, the minimum hardware and Third Party software requirements identified in EXHIBIT B hereto. Genaissance will provide to Janssen without additional cost during the Access Period (other than the continued payment of the Subscription Fee as set forth in Section 4.1) updates of the ISOGENOMICS(TM) Database on at least a [*] basis and new versions of the DECOGEN(TM) Informatics Platform in accordance with EXHIBIT D. During the Access Period, Genaissance will commit a full-time Project Manager to Janssen to facilitate communication, technology transfer and informatics support as described in EXHIBIT F.

         3.4 OTHER HAP2000(TM) MEMBERS. Genaissance intends to grant the semi-exclusive right to use the ISOGENOMICS(TM) Database and the non-exclusive right to use DECOGEN(TM) Informatics Platform and grant substantially the same rights as are being licensed hereunder to no more than [*]HAP2000(TM) Members in addition to Genaissance. During the Access Period, there shall be no more than [*] other HAP2000(TM) Members at any time in addition to Janssen and Genaissance. All such HAP2000(TM) agreements with other HAP2000(TM) Members shall contain terms which are substantially the same as the terms contained in Sections 2.1.6, 2.2, 3.6, 3.9 and 5.3 of this Agreement.

         3.5 DISCOVERY OF HAP(TM) MARKERS. Genaissance shall use commercially reasonable efforts to discover HAP(TM) Markers from the Index Repository for inclusion in the ISOGENOMICS(TM) Database as described in EXHIBIT A hereto consistent with its normal business practices. It is anticipated that: (i) by the end of the year 2000, the ISOGENOMICS(TM) Database will contain HAP(TM) Markers discovered for at least two thousand
(2000) key pharmaceutically-relevant Genes for receptors, signal transduction proteins, metabolic enzymes and a variety of other therapeutic targets; (ii) HAP(TM) Markers for at least an additional [*] Genes will be discovered during calendar year 2001 and (iii) HAP(TM) Markers for at least an additional [*] genes will be discovered during calendar year 2002 and each year thereafter. During the Access Period

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Exchange Commission. Asterisks denote such omissions.

and subject to Section 3.2.2(e), the Genes chosen for HAP(TM) Marker discovery for the ISOGENOMICS(TM) Database shall be prioritized by Genaissance based on biological and business strategic relevance with guidance from the Steering Committee.

         3.6 JANSSEN GENE ALLOCATION. On the Effective Date, Genaissance will disclose to Janssen all Genes for which HAP(TM) Markers are included or scheduled to be included in the ISOGENOMICS(TM) Database. Janssen may select and specify to Genaissance other Genes for the Janssen Gene Allocation for HAP(TM) Marker discovery. Genaissance will use reasonable efforts to identify HAP(TM) Markers for the Janssen Gene Allocation. The identity of any HAP2000(TM) Member which requests a Gene for HAP(TM) Marker discovery shall not be disclosed to the other HAP2000(TM) Members.

         In the case of a Janssen Proprietary Gene, any HAP(TM) Marker discovered from such Gene shall be deposited within the Janssen Proprietary Database and shall remain confidential to Janssen unless or until a public disclosure of the HAP(TM) Marker for such Gene has occurred through, for example, a published patent application, journal article or posting on a public database. Upon such public disclosure, such HAP(TM) Marker for such Janssen Proprietary Gene will be placed in the ISOGENOMICS(TM) Database and shall be accessible by other HAP2000(TM) Members. HAP(TM) Markers for Janssen Proprietary Genes that are placed in the ISOGENOMICS(TM) Database will be labeled with a notation indicating that all rights in the HAP(TM) Markers are reserved by a HAP2000(TM) Member without revealing the identity of Janssen. Genaissance agrees that its HAP2000(TM) agreements with other HAP2000(TM) Members will obligate such HAP2000(TM) Members to allow Genaissance to add to the ISOGENOMICS(TM) Database any HAP(TM) Markers discovered from Genes specified by such other HAP2000(TM) Members under the same conditions as set forth in this Section 3.6.

         If a proposed Gene for the Janssen Gene Allocation is the subject of an internal program at Genaissance or is subject to a commitment by Genaissance to another HAP2000(TM) Member or other Third Party, Genaissance will notify Janssen, prior to accepting the Gene, that Genaissance may be unable to grant Janssen the [*] rights set forth in Section 2.1.3 or the exclusive rights set forth in Section 2.1.5 for HAP(TM) Markers derived from such Gene.

         3.7 ISOGENE CLONES. During each Agreement Year of the Access Period, Janssen shall have the right to obtain up to [*] Isogene Clones that correspond to HAP(TM) Markers, subject to the payment of the Isogene Clone Fee pursuant to Section 4.3. Genaissance will use commercially reasonable efforts to provide such Isogene Clones to Janssen within [*] of a written request from Janssen specifying the Isogene Clones to be delivered; PROVIDED, that such [*] period may be reasonably extended by the parties due to unforeseen technical issues or other reasons.

         3.8 PUBLIC PATENT INFORMATION. Genaissance will use commercially reasonable efforts to include in the ISOGENOMICS(TM) Database available public patent information of which

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                                       17

Genaissance becomes aware for each Gene in the ISOGENOMICS(TM) Database; PROVIDED, that the foregoing shall not be construed as an obligation for Genaissance to conduct any investigations or searches to discover any such patent information.

         3.9 CORRECTIONS TO THE ISOGENOMICS(TM) DATABASE. If Janssen identifies or discovers an error in the information contained in the ISOGENOMICS(TM) Database, then Janssen shall promptly provide Genaissance, in writing, with the information needed to correct the error. Genaissance may thereafter include such information in the ISOGENOMICS(TM) Database for use by Janssen, Genaissance, and any other licensee of Genaissance with respect to the ISOGENOMICS(TM) Database.

         3.10 NO INFRINGEMENT OF THIRD PARTY RIGHTS. Genaissance shall not be obligated to develop, or add a HAP(TM) Marker to the ISOGENOMICS(TM) Database if Genaissance reasonably believes, with the advice of its counsel and after consultation with Janssen, that such action would infringe upon the intellectual property rights of a Third Party. In addition, Genaissance shall have the right to remove a HAP(TM) Marker from the ISOGENOMICS(TM) Database if Genaissance reasonably believes, with the advice of its counsel and after consultation with Janssen, that the use of such HAP(TM) Marker would infringe upon the intellectual property rights of a Third Party.

         3.11 ELECTRONIC TRANSMISSION OF DATA AMONG MULTIPLE FACILITIES. Janssen shall be entitled to install, maintain and transmit during the Access Period and the Additional Use Period, if applicable, electronic copies of the ISOGENOMICS(TM) Database or portions thereof, including the resident data and any updates thereto, on multiple computers maintained by Janssen at multiple facilities of Janssen PROVIDED THAT Janssen shall inform Genaissance, within ten
(10) days of such electronic transmission, of the identity of the facility receiving such transmission if such facility is not listed in EXHIBIT E.

         3.12 SUPPORT AND TRAINING SERVICES. During the Access Period, Genaissance will provide the support and training services described in EXHIBIT C hereto only at [*].

                                    ARTICLE 4
                                    PAYMENTS

         4.1 SUBSCRIPTION FEES. In consideration of the rights granted to Janssen under Section 2.1, Janssen agrees to pay Genaissance a subscription fee ("Subscription Fee") as follows:

         For the first Agreement Year, [*];

         For the second Agreement Year, [*]; and

         For the third Agreement Year, [*]

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                                       18
which payments for each year shall be made in equal calendar quarterly payments in advance beginning within thirty (30) days after the Effective Date, except that the amounts of the first and last payments for each Agreement year shall be prorated based on the number of days in the applicable partial calendar quarter. [*].

         The Subscription Fee covers: (i) access to the ISOGENOMICS(TM) Database in accordance with this Agreement; (ii) the installation, technology transfer, training and support as provided in EXHIBITS C AND EXHIBIT D; (iii) the site license for the DECOGEN(TM) Informatics Platform; (iv) reserved capacity for HAP(TM) Typing Services; and (v) the Janssen Gene Allocation.

         4.2 SET-UP FEE. For each Research Project mutually agreed to be performed by Genaissance pursuant to Section 3.1(a) involving a Drug or Diagnostic Product for which more than one man-day of Genaissance's services, excluding the time of the Genaissance project manager described in Exhibit F, will be required to assist in preparation of the plan for the Research Project, Janssen shall pay to Genaissance a nonrefundable set-up fee (the "Set-Up Fee") in an amount to be determined by the Steering Committee, based on payment to Genaissance at the rate of [*] per man-day. [*]. The Set-Up Fee shall be provided to Genaissance within ten (10) days after the date the written description for the Research Project is appended to this Agreement.

         4.3 ISOGENE CLONE FEE. In the event Janssen requests Isogene Clones pursuant to Section 3.7, Janssen shall pay to Genaissance a nonrefundable fee of [*] (the "Isogene Clone Fee") for each Isogene Clone delivered to Janssen. Payment shall be as follows: Fifty percent (50%) within ten (10) days after delivery of the date of the written request for the Isogene Clone by Janssen and the remaining fifty percent (50%) due upon delivery of the Isogene Clone.

         4.4 HAP TYPING(TM) SERVICE FEE. In the event Janssen requests HAP Typing(TM) Services pursuant to Section 3.1(b), Janssen shall pay to Genaissance a nonrefundable fee (the "HAP Typing(TM) Service Fee") of [*]. Such fee shall be [*]. The HAP Typing(TM) Service Fee includes (i) Genaissance determining the genotypes for Polymorphisms and (ii) Genaissance building the HAP(TM) Markers from such genotypes using its proprietary HAP Builder(TM) program. The HAP Typing(TM) Service Fee shall be provided to Genaissance quarterly for only those Polymorphisms genotyped during the past quarter, upon receipt of an invoice from Genaissance. Janssen agrees to pay Genaissance a minimum of [*] for HAP Typing(TM) Services during the first two (2) years of the Access Period. If, by the end of the first year of the Access Period, Janssen has not paid Genaissance at least [*] for HAP Typing(TM) Services, Janssen agrees to pay Genaissance the difference between [*] and the sum actually paid. If, by the end of the second year of the Access Period, Janssen has not paid Genaissance at least [*] for HAP Typing(TM) Services (including any additional amounts paid at the end of the first year under the previous sentence), Janssen agrees to pay Genaissance the difference between [*] and the sum actually paid, which amount may be applied by Janssen as a credit towards any fees for HAP Typing(TM) Services performed by Genaissance during the balance of the Access Period.

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                                       19

         4.5 PRODUCT LICENSE FEE. Janssen shall pay to Genaissance a nonrefundable license fee of [*] ("Product License Fee") for each license granted to Janssen pursuant to Section 2.1.3 or Section 2.1.5 for the HAP(TM) Marker Combination for a Drug in a Drug Class. [*].

         4.6 MILESTONE PAYMENTS FOR THE INITIAL DRUG PRODUCTS AND INITIAL DIAGNOSTIC PRODUCTS. Janssen shall pay to Genaissance a [*] payment as set forth below upon the achievement of each of the applicable milestones for the [*]. For the avoidance of doubt, it is understood and agreed that additional [*] payment(s) under Sections 4.6.1 and 4.6.2 shall be due and payable to Genaissance by Janssen if Janssen licenses a different HAP(TM) Marker Combination under Section 2.1.3 or 2.1.5 hereof for any Initial Drug Product or Initial Diagnostic Product. Fees for other Products are set forth in Section 4.8.

                  4.6.1 INITIAL DRUG PRODUCTS. Janssen shall pay to Genaissance a [*] payment in the amount of [*] upon the receipt of the first regulatory approval of [*] an Initial Drug Product for which a license is granted to Janssen pursuant to Section 2.1.3 or 2.1.5 hereof in any of the United States, any Major European Country or Japan (e.g., when a milestone is reached first, for example, in the United States, no payment is due upon reaching the same milestone in another country for [*] for such Initial Drug Product).

                  4.6.2 INITIAL DIAGNOSTIC PRODUCTS. Janssen shall pay to Genaissance a [*] payment in the amount of [*] for (a) the first Initial Diagnostic Product for which a license is granted to Janssen pursuant to Section
2.1.3 or 2.1.5 hereof and which is used in the prognosis of the response to an Initial Drug Product and (b) each Initial Diagnostic Product for which a license is granted to Janssen pursuant to Section 2.1.3 or 2.1.5 hereof and which is not used in the prognosis of the response to an Initial Drug Product, upon the receipt of the first regulatory approval in any of the United States, any Major European Country or Japan (e.g., when a milestone is reached first, for example, in the United States, no payment is due upon reaching the same milestone in another country for the same Initial Diagnostic Product).

         Janssen will immediately notify Genaissance upon the accomplishment of the milestone for each Product and, within thirty (30) days thereof, Janssen shall make the corresponding milestone payment to Genaissance in United States dollars by bank check or wire transfer.

         4.7 ROYALTY PAYMENTS ON INITIAL [*] PRODUCTS. Following the First Commercial Sale of any Initial [*] Product for which a license is granted to Janssen pursuant to Section 2.1.3 or 2.1.5 hereof, Janssen will pay, on a quarterly basis, a royalty of [*] of Net Sales of such Initial [*] Product (such Net Sales shall not include the Net Sales amount attributable to the[*]) or [*] per Initial [*] Product, whichever is greater (in the case wherein a [*] Product is not an Initial [*] Product the [*]/Initial [*] Product rate shall not apply), during the previous quarter by Janssen, and, as set forth in Section 4.9.1 below, by its Corporate Partners; PROVIDED, that royalties under this Section
4.7 shall be payable on a country-by-country and Product-by-Product basis for the longer of (i) the period that such Initial [*] Product, its manufacture, use or sale is covered by a

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                                       20

Valid Claim of Genaissance Patent Rights in such country or (ii) ten (10) years from the date of First Commercial Sale for each Initial [*] Product in the event the manufacture, use or sale of such Product is not covered by a Valid Claim in such country. Such royalties shall be payable in accordance with Section 4.9.

         4.8      Fees for Other Products.

                  4.8.1 OTHER PRODUCT MILESTONE PAYMENTS. Janssen shall pay to Genaissance a milestone payment as set forth below upon the achievement of each of the applicable milestones for [*] a Drug Product (other than an Initial Drug Product) and for Diagnostic Products (other than an Initial Diagnostic Product). For the avoidance of doubt, it is understood and agreed that additional milestone payment(s) under this Section 4.8.1 shall be due and payable to Genaissance by Janssen if Janssen licenses a different HAP(TM) Marker Combination under Section 2.1.3 or 2.1.5 hereof for any Drug Product (other than an Initial Drug Product) or Diagnostic Product (other than an Initial Diagnostic Product).

                           (a)      OTHER DRUG PRODUCTS. A milestone payment [*]
for each Drug Product (other than an Initial Drug Product) for which a license is granted to Janssen pursuant to Section 2.1.3 or 2.1.5 hereof upon the receipt of the first regulatory approval of [*] such Drug Product in any of the United States, any Major European Country or Japan (e.g., when a milestone is reached first, for example, in the United States, no payment is due upon reaching the same milestone in another country for the same Drug Product). [*].

                           (b)      OTHER DIAGNOSTIC PRODUCTS. A milestone
payment [*] for: (i) the first Diagnostic Product (other than an Initial Diagnostic Product) for which a license is granted to Janssen pursuant to
Section 2.1.3 or 2.1.5 hereof and which is used in the prognosis of the response to a Drug Product (other than an Initial Drug Product) and (ii) each Diagnostic Product (other than an Initial Diagnostic Product) for which a license is granted to Janssen pursuant to Section 2.1.3 or 2.1.5 hereof and which is not used in the prognosis of the response to a Drug Product (other than an Initial Drug Product) upon the receipt of the first regulatory approval in any of the United States, any Major European Country or Japan (e.g., when a milestone is reached first, for example, in the United States, no payment is due upon reaching the same milestone in another country for the same Diagnostic Product). [*].

         Janssen will immediately notify Genaissance of the accomplishment of the milestone for each Product and, within thirty (30) days thereof, Janssen shall make the corresponding milestone payment to Genaissance in United States dollars by bank check or wire transfer.

                  4.8.2    Royalties on Other Products.

                           (a)      OTHER DRUG PRODUCTS. Following the First
Commercial Sale of any Drug Product (other than an Initial Drug Product) for which a license is granted to Janssen

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Exchange Commission. Asterisks denote such omissions.

pursuant to Section 2.1.3 or 2.1.5 hereof, Janssen will pay to Genaissance either (i) a lump sum royalty payment [*] or (ii) a running royalty, on a quarterly basis, at [*] on Net Sales of each such Drug Product during the previous quarter by Janssen, and, as set forth in Section 4.9.1 below, by its Corporate Partners; PROVIDED, that running royalties under this Section 4.8.2(a) shall be payable on a country-by-country and Product-by-Product basis for the longer of (A) the period that such Drug Product, its manufacture, use or sale is covered by a Valid Claim of Genaissance Patent Rights in such country or (B) ten
(10) years from the date of First Commercial Sale for each Drug Product in the event the manufacture, use or sale of such Drug Product is not covered by a Valid Claim in such country. The lump sum royalty payment or royalty rate under this Section 4.8.2(a) shall be[*]. Royalties shall be payable in accordance with
Section 4.9.

                           (b)      OTHER DIAGNOSTIC PRODUCTS. Following the
First Commercial Sale of any Diagnostic Product (other than an Initial Diagnostic Product) for which a license is granted to Janssen pursuant to
Section 2.1.3 or 2.1.5 hereof, Janssen will pay to Genaissance, on a quarterly basis, a royalty [*] on Net Sales of each Diagnostic Product during the previous quarter by Janssen and, as set forth in Section 4.9.1 below, by its Corporate Partners; PROVIDED, that royalties under this Section 4.8.2(b) shall be payable on a country-by-country and Product-by-Product basis for the longer of (i) the period that such Diagnostic Product, its manufacture, use or sale is covered by a Valid Claim of Genaissance Patent Rights in such country or (ii) ten (10) years from the date of First Commercial Sale for each Diagnostic Product in the event the manufacture, use or sale of such Diagnostic Product is not covered by a Valid Claim in such country. The royalty rate under this Section 4.8.2(b) shall be [*]. Royalties shall be payable in accordance with Section 4.9.

                  4.8.3 MOST FAVORED NATION TREATMENT OF JANSSEN. Genaissance shall not grant any other HAP2000(TM) Member comparable rights for drug products or diagnostic products under terms which are, viewed as a whole, more favorable to such other HAP2000(TM) Member than the terms granted by Genaissance to Janssen under Sections 4.1, 4.5, 4.6 and 4.7, unless such more favorable terms that are made available to such other HAP2000(TM) Member are also made available to Janssen or unless Janssen consents in writing to the grant of such rights to the other HAP2000(TM) Member.

         4.9      Royalty Provisions.

                  4.9.1 CORPORATE PARTNERS. For Products other than Initial Drug Products, Janssen shall with respect to any sublicenses by Janssen which include a grant of rights hereunder for research and development, and/or for commercialization activities other than marketing, promotion or distribution of Products require that a Corporate Partner shall pay to Genaissance royalties on Net Sales of the Products sold by such Corporate Partner in such country, in either case at the royalty rate set forth in Section 4.7 or 4.8.2 that would be applicable had such sales been made by Janssen, and provided that in either case, Janssen shall remain liable for the timely

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                                       22
payment of all such royalties. Notwithstanding the foregoing, under no circumstances shall Janssen grant a sublicense or access to all or any portion of the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform to any Third Party.

                  4.9.2 ROYALTY REPORTS, EXCHANGE RATES. During the term of this Agreement following the First Commercial Sale of any Product other than [*], Janssen shall within sixty (60) days after each calendar quarter furnish to Genaissance a written quarterly report showing: (i) the gross sales of the Products sold by Janssen and Corporate Partners during the reporting period and the calculation of Net Sales from such gross sales; (ii) the license or other payments received by Janssen from Corporate Partners during the reporting period; (iii) the royalties and other amounts payable in United States dollars which shall have accrued hereunder in respect of such sales and Corporate Partner payments; (iv) withholding taxes, if any, required by law to be deducted in respect of such royalties and Corporate Partner payments; (v) the dates of the First Commercial Sales of Products in any country during the reporting period; and (vi) the exchange rates used in determining the amount of United States dollars payable hereunder. Royalties payable on sales in countries other than the United States shall be calculated by multiplying the appropriate royalty rate times the sales in each currency in which they are made and converting the resulting amount into United States dollars at the rates of exchange used by Janssen for reporting such sales for United States financial statement purposes. If no royalty or payment is due for any royalty period hereunder, Janssen shall so report. Janssen shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

                  4.9.3 AUDITS. Upon the written request of Genaissance, Janssen shall permit an independent certified public accountant selected by Genaissance and acceptable to Janssen, which acceptance shall not be unreasonably withheld, to have access during normal business hours to such records of Janssen as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. Both Parties shall use commercially reasonable efforts to schedule all such verifications within forty-five (45) days after Genaissance makes its written request. All such verifications shall be conducted not more than once in each calendar year. Subject to Janssen's rights under Section 10.6, in the event Genaissance's independent certified public accountant concludes that additional royalties were owed to Genaissance during such period, the additional royalty shall be paid by Janssen within thirty (30) days of the date Genaissance delivers to Janssen such independent certified public accountant's written report so concluding. In the event Genaissance's independent certified public accountant concludes that there was an overpayment of royalties to Genaissance during such period, the overpayment shall be repaid by Genaissance within thirty (30) days of the date Genaissance received such independent certified public accountant's written report so concluding. The fees charged by such independent certified public accountant shall be paid by Genaissance unless the audit discloses an underpayment of the royalties payable by Janssen for the audited period of more than [*] , in

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                                       23
which case Janssen shall pay the reasonable fees and expenses charged by such representative. Janssen shall include in each agreement with each applicable Corporate Partner a provision requiring the Corporate Partner to make reports to Janssen, to keep and maintain records of sales made pursuant to such agreement and to grant access to such records by Genaissance's independent certified public accountant to the same extent required of Janssen under this Agreement. Genaissance agrees that all information subject to review under this Section
4.9.3 or under any agreement with a Corporate Partner of Janssen is confidential and that Genaissance shall cause its independent certified public accountant to retain all such information in confidence. Genaissance's independent certified public accountant shall only report to Genaissance as to the computation of the royalties and other payments due to Genaissance under this Agreement and shall not disclose to Genaissance any other information of Janssen or its Corporate Partner.

                  4.9.4 ROYALTY PAYMENT TERMS. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due sixty (60) days after the end of each calendar quarter. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing with respect to any prior quarter shall be added, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.

         4.10 WITHHOLDING TAXES. Janssen shall deduct any withholding taxes only from royalty payments agreed upon under this Agreement and pay them to the proper tax authorities required by applicable laws. Janssen shall not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, including but not limited to any such taxes or charges incurred as a result of an assignment or sublicense by Janssen to any Affiliate or any Third Party, except as noted above. Janssen shall maintain official receipts of payment of any withholding taxes and forward these receipts to Genaissance within sixty (60) days. The parties will exercise diligent efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any treaties applicable to any payment made hereunder.

         4.11 BLOCKED CURRENCY. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Janssen shall give Genaissance prompt notice in writing and shall pay the royalty due under this Article 4 through such means or methods as are lawful in such country as Genaissance may reasonably designate. Failing the designation by Genaissance of such lawful means or methods within thirty (30) days after such notice is given to Genaissance, Janssen shall deposit such royalty payment in local currency to the credit of Genaissance in a recognized banking institution designated by Genaissance, or if none is designated by Genaissance within the thirty (30) day period described above, in a recognized banking institution selected by Janssen and identified in a written notice to Genaissance by Janssen, and such deposit shall fulfill all obligations of Janssen to Genaissance with respect to such royalties.

         4.12 INTEREST ON LATE PAYMENTS. Any payments by Janssen to Genaissance that are not paid on or before thirty (30) days after the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at [*] per month, calculated on the total number of days payment is delinquent; PROVIDED, HOWEVER, that interest shall not accrue pursuant to this Section 4.12 on any amounts payable under this Agreement with respect to which payment is disputed in good faith; PROVIDED, FURTHER that interest shall accrue pursuant to this Section 4.12 once such dispute has been resolved if payment is not made promptly thereafter.

         4.13 MANNER OF PAYMENT. Payments to be made by Janssen to Genaissance under this Agreement shall be payable in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the State of Connecticut as is designated in writing by Genaissance from time to time.

                                    ARTICLE 5
                              INTELLECTUAL PROPERTY

         5.1      Ownership of Intellectual Property.

                  5.1.1 OWNERSHIP OF ISOGENOMICS(TM) DATABASE AND DECOGEN(TM) INFORMATICS PLATFORM BY GENAISSANCE. Subject to the rights and licenses granted under this Agreement, and subject to any pre-existing rights of Third Parties, Genaissance shall have sole ownership of (i) the ISOGENOMICS(TM) Database and all information contained therein and (ii) the DECOGEN(TM) Informatics Platform.

                  5.1.2 OWNERSHIP OF HAP(TM) MARKERS. Genaissance shall have sole ownership of all right, title and interest in all HAP(TM) Markers, and all HAP(TM) Marker Patent Rights. Janssen shall execute and deliver, without charge to Genaissance, assignment of all of its right, title and interest in and to HAP(TM) Markers to Genaissance subject to Janssen's right to use the HAP(TM) Markers pursuant to the terms of this Agreement.

                  5.1.3 OWNERSHIP OF HAP(TM) MARKER ASSOCIATIONS AND HAP(TM) MARKER COMBINATIONS. Genaissance shall have sole ownership of all right, title and interest in all HAP(TM) Marker Associations and all HAP(TM) Marker Association Patent Rights. Janssen shall disclose to Genaissance any HAP(TM) Marker Associations discovered solely by employees of Janssen or others acting on behalf of Janssen and such HAP(TM) Marker Associations shall be treated as the Confidential Information of Genaissance. Janssen shall execute and deliver, without charge to Genaissance, assignment of all of its right, title and interest in and to HAP(TM) Marker Associations to Genaissance subject to Janssen's right to use the HAP(TM) Marker Associations and HAP(TM) Marker Combinations pursuant to the terms of this Agreement.

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Exchange Commission. Asterisks denote such omissions.

                  5.1.4 COOPERATION OF EMPLOYEES. Each party represents and agrees that all employees or others acting on its behalf pursuant to this Agreement shall be obligated under a binding written agreement to assign to such party all inventions made or conceived by such employee or other person.

         5.2      Filing, Prosecution and Maintenance of Patent Rights.

                  5.2.1    HAP(TM) MARKER PATENT RIGHTS. Except as set forth in
Section 5.2.3 below, Genaissance shall have sole responsibility for and control over the filing, prosecution and maintenance of the HAP(TM) Marker Patent Rights, at Genaissance's expense. Genaissance will seek method claims covering the detection of HAP(TM) Markers and/or their component SNPs and composition of matter claims covering genotyping oligonucleotides for use in the detection methods. Genaissance will file, prosecute and maintain, to the extent reasonable such HAP(TM) Marker Patent Rights in the United States, Europe, Japan and other countries.

         In the event that (i) Genaissance determines that it will not seek Patent Rights with respect to any potentially patentable HAP(TM) Markers or HAP(TM) Marker Combinations licensed to Janssen pursuant to Section 2.1.3, or
(ii) Genaissance files HAP(TM) Marker Patent Rights in one or more countries but subsequently determines, on a country-by-country basis, that it will not file, prosecute or maintain any HAP(TM) Marker Patent Right for which Janssen exercised its option pursuant to Section 2.1.3, then Genaissance shall promptly notify Janssen and any other licensee of such HAP(TM) Marker Patent Rights of its decision. Janssen and any other licensee of such HAP(TM) Marker Patent Rights shall have the option to require Genaissance to prosecute such HAP(TM) Marker Patent Rights, in Genaissance's name, at the expense of Janssen and any other licensees that agree to share the costs thereof PRO RATA.

                  5.2.2 HAP(TM) MARKER ASSOCIATION PATENT RIGHTS. Except as set forth in Section 5.2.3 below, Genaissance shall have sole responsibility for and control over the filing, prosecution and maintenance of the HAP(TM) Marker Association Patent Rights. Genaissance will seek method claims covering the use of HAP(TM) Markers, HAP(TM) Marker Combinations and/or their component SNPs for therapeutic and diagnostic purposes relating to all Drugs within the Drug Class and all disease indications supported by the particular HAP(TM) Marker Association. Genaissance will file, prosecute and maintain, to the extent reasonable such HAP(TM) Marker Association Patent Rights in the United States, Europe, Japan and other countries.

         Janssen agrees to pay all costs for the filing, prosecution and maintenance of all HAP(TM) Marker Association Patent Rights [*] to Janssen pursuant to Section 2.1.3. Genaissance shall keep Janssen informed regarding the status and prosecution of all patent applications and patents comprising such HAP(TM) Marker Association Patent Rights. Janssen shall be provided in a timely manner with copies of all correspondence with the U.S. Patent & Trademark Office (or the applicable foreign patent office) and with the opportunity to review and comment upon any papers, responses or other filings prepared by Genaissance for submission to the said offices in

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

advance of their filing and Genaissance shall use reasonable efforts to incorporate any comments requested by Janssen. In the event a HAP(TM) Marker Association Patent Right is licensed to Janssen and any Third Parties, Janssen shall reimburse Genaissance only for a reasonable PRO RATA share of the costs of filing, prosecution and maintenance of such HAP(TM) Marker Association Patent Right.

         In the event that (i) Genaissance determines that it will not seek Patent Rights with respect to any potentially patentable HAP(TM) Marker Association licensed to Janssen pursuant to Section 2.1.3 or (ii) Genaissance files HAP(TM) Marker Association Patent Rights in one or more countries but subsequently determines, on a country-by-country basis, that it will not file, prosecute or maintain any HAP(TM) Marker Association Patent Rights licensed to Janssen pursuant to Section 2.1.3, then Genaissance shall promptly notify Janssen and any other licensee of such HAP(TM) Marker Association Patent Rights of its decision. Janssen and any other licensee of such HAP(TM) Marker Association Patent Rights shall have the option to require Genaissance to prosecute such HAP(TM) Marker Association Patent Rights, in Genaissance's name, at the expense of Janssen and any other licensees that agree to share the costs thereof PRO RATA.

                  5.2.3 PATENT RIGHTS RELATED TO JANSSEN PROPRIETARY GENES. Genaissance and Janssen shall file, as mutually agreed, United States and certain international Patent Rights containing (i) method claims covering the detection of HAP(TM) Markers or HAP(TM) Marker Combinations and/or their component SNPs discovered from the Janssen Proprietary Genes and composition of matter claims covering genotyping oligonucleotides for use in the detection methods, (ii) method claims covering the use of such HAP(TM) Markers or HAP(TM) Marker Combinations and/or their component SNPs for diagnostic purposes relating to all disease indications supported by the particular association, and (iii) method claims covering the use of HAP(TM) Markers or HAP(TM) Marker Combinations and/or their component SNPs for therapeutic applications relating to all Drugs within the Drug Class in all disease indications that are supported by the particular association. The costs for the filing, prosecution and maintenance of such Patent Rights shall be paid by Janssen.

         In the event that (i) Genaissance determines that it will not seek Patent Rights with respect to any potentially patentable HAP(TM) Marker or HAP(TM) Marker Combination discovered from the Janssen Proprietary Genes or HAP(TM) Marker Association for which Janssen exercised its option pursuant to
Section 2.1.5, or (ii) Genaissance files Patent Rights in one or more countries but subsequently determines, on a country-by-country basis, that it will not file, prosecute or maintain any such HAP(TM) Marker Patent Rights or HAP(TM) Marker Association Patent Rights licensed to Janssen pursuant to Section 2.1.5, then Genaissance shall promptly notify Janssen of its decision and Genaissance shall execute and deliver, without charge to Janssen, assignment of all right, title and interest in and to such HAP(TM) Marker Patent Rights and/or HAP(TM) Marker Association Patent Rights to Janssen. Genaissance will cooperate in the prosecution of such HAP(TM) Marker Patent Rights and/or HAP(TM) Marker Association Patent Rights, at Janssen's expense.

         5.3 ENFORCEMENT OF THE PATENT RIGHTS. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of any of the Genaissance Patent Rights licensed to Janssen. The parties shall discuss a strategy to prosecute any such infringement. If the parties do not agree on whether or how to proceed with enforcement activity

(i) within ninety (90) days following the notice of alleged infringement, or
(ii) within ten business days before the time limit, if any, set forth in the appropriate laws and regulations for filing of such actions, whichever comes first, then Genaissance shall have the right, but not the obligation, to take any action which it reasonably deems necessary to obtain a discontinuance of such infringement or to bring suit against the Third Party infringer. In no event shall Genaissance enter into any settlement which admits or concedes that any aspect of the Genaissance Patent Rights licensed to Janssen is invalid or unenforceable without the prior written consent of Janssen, which consent shall not be unreasonably withheld or delayed. Janssen will reasonably cooperate with Genaissance in any such suit or action and Genaissance shall reimburse Janssen for its reasonable out-of-pocket expenses. Genaissance shall keep Janssen reasonably informed of all material developments in connection with any such claim, suit or proceeding. If Genaissance recovers any damages, by way of settlement or otherwise, such recovery shall be retained by Genaissance.

         In the event Genaissance does not take any action to obtain a discontinuance of such infringement or bring suit against the third party infringer within a reasonable time, then Janssen shall have the right, but not the obligation, at its own expense to bring suit against the Third Party infringer. If required by law, Genaissance shall permit any action under this
Section 5.3 to be brought in its name, including being joined as party-plaintiffs. Janssen acknowledges that other HAP2000(TM) Members may be licensees of the Genaissance Patent Rights and shall have rights identical to Janssen to prosecute infringers. In any suit or action by Janssen in which Genaissance, as necessary, is named a party-plaintiff as owner of the Genaissance Patent Rights, Genaissance shall notify such other licensees, if any, of the existence of such legal action and allow the other licensees to join as a plaintiff upon such licensees' request. In addition, in the event another licensee instigates an infringement suit or action, Janssen hereby consents to being joined as a plaintiff in such suit solely for the purpose of procuring standing to bring the action and at the sole expense of the instigating licensee. To the extent Janssen desires to participate in any strategic decisions affecting the prosecution of the action brought by another licensee, Janssen acknowledges that it and the other licensee(s) will necessarily have to reach a mutual agreement concerning strategy, litigation expenses and sharing of any recovery or damages. In no event shall Janssen or any other licensee enter into any settlement which admits or concedes that any aspect of the Genaissance Patent Rights is invalid or unenforceable without the prior written consent of Genaissance, which consent shall not be unreasonably withheld or delayed. Genaissance will reasonably cooperate with Janssen and any other licensee in any suit or action and Janssen shall reimburse Genaissance for its reasonable out-of-pocket expenses. Any recovery or damages derived from a suit or action by Janssen shall be retained by Janssen. In no event shall Genaissance incur any liability or expense in connection with any action of Janssen or any joint action of Janssen and any other licensee.

         5.4 TRADEMARKS. Except for Genaissance's trademarks, Janssen shall be free to use and to register in any trademark office in the world any trademark for use with Products it desires in its sole discretion. Janssen shall own all right, title and interest in and to any such trademark in its own name or that of its designated Affiliate during and after the term of this Agreement.

                                    ARTICLE 6
                                 CONFIDENTIALITY

         6.1 CONFIDENTIAL INFORMATION. Confidential Information shall mean, subject to the limitations and exceptions described in Section 6.2.2, (i) any information and data received by a party from the other party in connection with the performance of this Agreement (and which, in the case of Janssen as recipient, shall include without limitation the ISOGENOMICS(TM) Database and all information contained therein related to HAP(TM) Markers and their associations and the DECOGEN(TM) Informatics Platform, and which, in the case of Genaissance as recipient, shall include without limitation any information and data relating to Janssen's research and development efforts using the ISOGENOMICS(TM) Database and any research, testing, clinical, regulatory, marketing or other scientific or business information, plans or data pertaining to any Product of Janssen) and
(ii) all information and data not described in clause (i) but supplied by either party in connection with this Agreement and marked "Confidential."

         6.2      Nondisclosure Obligations.

                  6.2.1 GENERAL. Except as otherwise provided in this Article 6, during the term of this Agreement and for a period of ten (10) years thereafter, the parties shall maintain the Confidential Information in confidence and use it only for purposes specifically authorized under this Agreement.

                  6.2.2 LIMITATIONS. The parties agree that the receiving party shall not have any obligation of confidentiality with respect to such Confidential Information that: (a) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Confidential Information or its Corporate Partners; (b) can be shown by written documents to have been disclosed to the receiving party or its Corporate Partners by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other party to this Agreement pursuant to a confidentiality agreement; (c) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Corporate Partners, provided such Confidential Information was not obtained directly or indirectly from the other party to this Agreement pursuant to a confidentiality agreement; (d) can be shown by written documents to have been independently developed by the receiving party without breach of any of the provisions of this Agreement; (e) is disclosed by the receiving party pursuant to an order or demand issued by a court or governmental agency or as otherwise required by law; PROVIDED, HOWEVER, that the receiving party notifies the other party prior to disclosure, giving such other party sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Confidential Information AND PROVIDED, FURTHER, that the receiving party furnishes only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the other party; or (f) where the receiving party reasonably believes such disclosure is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, with such disclosure being limited to: (i) Corporate Partners, consultants, outside contractors and clinical investigators, on a need-to-know basis and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential; and (ii) government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, Products pursuant to this Agreement.

         6.3 INJUNCTIVE RELIEF. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 6 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party may be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 6.

         6.4 PUBLICATION. Either party may publish or present data and/or results generated utilizing the HAP(TM) Markers, provided, that in the event that a party desires to publish or present any Confidential Information of the other party, then the proposed disclosure shall be subject to the prior review by the other party solely to determine (i) whether the proposed disclosure contains the Confidential Information of the other party or (ii) whether the information contained in the proposed disclosure should be the subject of a patent application prior to such disclosure. Each party shall provide the other party with the opportunity to review any proposed abstract, manuscript or presentation which discloses Confidential Information of the other party by delivering a copy thereof to the other party no less than [*] days before its intended submission for publication or presentation. The other party shall have [*] days from its receipt of any such abstract, manuscript or presentation in which to notify the party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of such party. In the event a party objects to the disclosure, the other party agrees not to submit the publication or make the presentation containing the objected-to information until the party is given a reasonable additional period of time (not to exceed an additional [*] days) to seek patent protection for any material in the disclosure which it believes is patentable or, in the case of Confidential Information, to allow the party to delete any Confidential Information of the other party from the proposed disclosure. Each party agrees to delete from the proposed disclosure any Confidential Information of the other party upon request.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF GENAISSANCE. Genaissance represents and warrants to and covenants with Janssen that:

                           (a)      Genaissance is a corporation duly organized,
validly existing and in corporate good standing under the laws of Delaware;

                           (b)      Genaissance has the legal right, authority
and power to enter into this Agreement, and to extend the rights and licenses granted to Janssen in this Agreement;

                           (c)      Genaissance has taken all necessary action
to authorize the execution, delivery and performance of this Agreement;

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                           (d)      upon the execution and delivery of this
Agreement, this Agreement shall constitute a valid and binding obligation of Genaissance enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (e)      the performance of its obligations under
this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

                           (f)      to the best of Genaissance's knowledge but
without independent investigation, the performance of Genaissance's obligations under this Agreement, including without limitation the delivery to Janssen of the ISOGENOMICS(TM) Database, the contents of the ISOGENOMICS(TM) Database and the DECOGEN(TM) Informatics Platform, will not infringe, or shall be exempt from infringement of, any issued patent or valid copyright of any Third Party;

                           (g)      to the best of Genaissance's knowledge but
without independent investigation, the methods used by Genaissance for identifying the HAP(TM) Markers, HAP(TM) Marker Combination and HAP(TM) Marker Associations do not infringe any issued patent or valid copyright of any Third Party; and

                           (h)      Genaissance will not during the term of this
Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF JANSSEN. Janssen represents and warrants to and covenants with Genaissance that:

                           (a)      Janssen is a corporation duly organized,
validly existing and in corporate good standing under the laws of Belgium;

                           (b)      Janssen has the legal right, authority and
power to enter into this Agreement, and to extend the rights and licenses granted to Genaissance in this Agreement;

                           (c)      Janssen has taken all necessary action to
authorize the execution, delivery and performance of this Agreement;

                           (d)      upon the execution and delivery of this
Agreement, this Agreement shall constitute a valid and binding obligation of Janssen enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (e)      the performance of its obligations under
this Agreement will not conflict with Janssen's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

                           (f)      all products or services requested by
Janssen hereunder are solely for uses reasonably related to the development and submission of information to the FDA; and,

                           (g)      Janssen will not after the Effective Date
enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         7.3 LIMITED WARRANTIES RELATING TO PERFORMANCE OF THE DECOGEN(TM) INFORMATICS PLATFORM. Genaissance warrants that the DECOGEN(TM) Informatics Platform delivered to Janssen represents the latest version of the DECOGEN(TM) Informatics Platform which is available to licensees. Genaissance does not represent that the operations of the DECOGEN(TM) Informatics Platform will be trouble-free or that the DECOGEN(TM) Informatics Platform contains no errors. Genaissance's only obligation to Janssen with respect to the DECOGEN(TM) Informatics Platform will be to use reasonable efforts consistent with its normal business practices to promptly correct any errors; in no event more than thirty (30) days after becoming aware of the errors, to notify Janssen immediately after becoming aware of the errors and to otherwise support Janssen as provided in EXHIBIT C.

         7.4 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE ISOGENOMICS(TM) DATABASE, DECOGEN(TM) INFORMATICS PLATFORM, PATENT RIGHTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. IN ADDITION, JANSSEN ACKNOWLEDGES THAT THE ISOGENOMICS(TM) DATABASE MAY CONTAIN INFORMATION THE ACQUISITION OR USE OF WHICH IS COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES. GENAISSANCE MAKES NO REPRESENTATION OR WARRANTIES WITH RESPECT TO JANSSEN'S USE OF THE INFORMATION TO BE PROVIDED TO IT HEREUNDER. GENAISSANCE MAKES NO WARRANTY THAT THE ISOGENOMICS(TM) DATABASE DOES NOT CONTAIN ERRORS OR THAT THE ISOGENOMICS(TM) DATABASE CONTAINS ALL HAP(TM) MARKERS WHICH ARE ACTUALLY PRESENT BUT NOT DETECTED IN THE INDEX REPOSITORY.

         7.5 LIMITED LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, NEITHER GENAISSANCE NOR JANSSEN WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         7.6 FREEDOM TO OPERATE ANALYSIS. Promptly after the Effective Date, Genaissance shall engage outside patent counsel acceptable to Janssen to conduct a freedom-to-operate analysis with respect to the methods used by Genaissance, as of the Effective Date, for:

         [*]

         [*]

         [*].

         [*]

         [*]

         The legal fees and other costs associated with conducting the freedom-to-operate analysis shall be paid by Janssen, provided that outside patent counsel's fees and costs do not exceed by more than 20% a written estimate of said counsel's fees and costs approved by Janssen in advance.[*]

         [*].

                                    ARTICLE 8
                                    INDEMNITY

         8.1 JANSSEN INDEMNITY OBLIGATIONS. Janssen agrees to defend, indemnify and hold Genaissance and its employees and agents harmless from all claims, losses, damages or expenses (including attorneys' fees) arising as a result of: (a) actual or asserted violations of any applicable law or regulation by Janssen or its Corporate Partners by virtue of which any Products manufactured, distributed or sold hereunder shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of any Products by Janssen or its Corporate Partners; (c) a Product recall ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the parties hereto; (d) the negligence, recklessness or intentional misconduct of Janssen in connection with activities under this Agreement or (e) a breach of any of the warranties made hereunder by Janssen.

         8.2 GENAISSANCE INDEMNITY OBLIGATIONS. Genaissance agrees to defend, indemnify and hold Janssen and its employees and agents harmless from all claims, losses, damages or expenses (including attorneys' fees) arising as a result of:(a) claims by employees or contractors of Genaissance for bodily injury, death or property damage arising out of the performance by Genaissance of any activities under this Agreement; (b) the negligence, recklessness or

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

intentional misconduct of Genaissance in connection with its activities under this Agreement or (c) a breach of any of the warranties made hereunder by Genaissance.

         8.3 LIMITATION ON INDEMNITY OBLIGATIONS. Neither party and its respective employees and agents shall be entitled to the indemnities set forth in Section 8.1 where the claim, loss, damage or expense for which indemnification is sought was caused by a grossly negligent or intentional act or omission by the other party, its directors, officers, employees or authorized agents.

         8.4 INFRINGEMENT INDEMNIFICATION. Janssen shall indemnify, defend and hold Genaissance and its employees and agents harmless from all claims, losses, damages or expenses (including attorneys' fees) arising out of or resulting from any claims, judgments or adjudications against Genaissance that the preparation or use of any Isogene Clone or the use of any HAP(TM) Marker or HAP(TM) Marker Association infringes any patent, trade secret or similar proprietary rights of a Third Party. Genaissance and its employees and agents shall not be entitled to the indemnities set forth in this Section 8.3 where the claim, loss, damage or expense for which indemnification is sought arises out of the infringement of any patent, trade secret or similar proprietary right of a Third Party of which Genaissance was aware at the time Genaissance provided access to an Isogene Clone or a HAP(TM) Marker.

         8.5 PROCEDURE. If the party being indemnified hereunder or its respective employees or agents (the "Indemnitee") intends to claim indemnification under this Article 8, the Indemnitee shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
8. The Indemnitee under this Article 8, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. The Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

                                    ARTICLE 9
                           EXPIRATION AND TERMINATION

         9.1      Expiration.

                  9.1.1 TERM OF ACCESS PERIOD. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 9, the "Access Period" shall mean the period that commences on the Effective Date and expires [*] years from the Effective Date. Janssen shall have the option to terminate this Agreement on the [*] by giving written notice to Genaissance at least thirty (30) days prior to the [*].

                  9.1.2 EFFECT OF EXPIRATION OF THE ACCESS PERIOD AND ADDITIONAL USE PERIOD. Upon the expiration of the Access Period and Additional Use Period, Janssen shall return to Genaissance or destroy all copies of the ISOGENOMICS(TM) Database and DECOGEN(TM) Informatics Platform, including the deletion of all such copies from all computers on which such database or software has been installed, [*]. Prior to the expiration of the Access Period, Genaissance shall deliver to Janssen all information from the ISOGENOMICS(TM) Database pertaining to the Janssen Proprietary Genes in a "flat file" format, which information Janssen shall be free to use without limitation, subject to this Agreement. Following the expiration of the Access Period, Genaissance shall have no further obligation under this Agreement to provide to Janssen (i) any updates, corrections or additional information of any nature with respect to the ISOGENOMICS(TM) Database, (ii) any new releases of the DECOGEN(TM) Informatics Platform, or (iii) any support services with respect to the ISOGENOMICS(TM) Database or the DECOGEN(TM) Informatics Platform, except as the parties may further agree in writing. Notwithstanding termination or expiration of the Access Period, any license granted to Janssen pursuant to Sections 2.1.3 or
2.1.5 shall survive.

         9.2 TERM OF AGREEMENT. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 9, the licenses granted by Genaissance to Janssen hereunder shall become fully paid, on a Product by Product and country by country basis, [*] years after the First Commercial Sale of the relevant Product or, if later, upon the last to expire of any Valid Claim included in the HAP(TM) Marker Patent Rights and/or HAP(TM) Marker Association Patent Rights with respect to such Product in such country. This Agreement shall expire upon the expiration of the last to expire of any license granted by Genaissance to Janssen hereunder.

         9.3      Events of Default.

                  9.3.1 DEFAULT BY EITHER PARTY. An Event of Default shall have occurred upon (i) the occurrence of a material breach of this Agreement (other than an Event of Default described in Section 9.3.2) if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party or (ii) the bankruptcy, insolvency, dissolution or winding up of a party.

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                  9.3.2 DEFAULT BY JANSSEN. An Event of Default shall have occurred if Janssen fails to make any payments due hereunder, thirty (30) days after Genaissance delivers written notice thereof to Janssen specifying such failure and its claim of right to terminate, unless Janssen makes such payments plus interest within such thirty (30) day period.

         9.4      Effect of an Event of Default.

                  9.4.1 REMEDIES AVAILABLE TO GENAISSANCE. In the event that an Event of Default occurs relating to Janssen and Janssen fails to cure such default during any applicable cure period, Genaissance shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity, to terminate this Agreement upon notice thereof to Janssen, in which case (i) the options and licenses granted to Janssen pursuant to Article 2 shall terminate and (ii) any and all information and materials provided by Genaissance pursuant to this Agreement (including, without limitation, all copies of the ISOGENOMICS(TM) Database and DECOGEN(TM) Informatics Platform), and any copies thereof (including electronic copies) shall be promptly returned by Janssen to Genaissance, and Janssen shall delete all copies of the ISOGENOMICS(TM) Database and DECOGEN(TM) Informatics Platform from all computers at its site on which such information has been installed or transmitted.

                  9.4.2 REMEDIES AVAILABLE TO JANSSEN. In the event that an Event of Default occurs relating to Genaissance and Genaissance fails to cure such default within the applicable cure period, then Janssen shall have the right, at its option exercisable in its sole discretion, to seek any rights or remedies available to it at law or in equity, subject to the limitations set forth in Section 7.5 and Section 10.6 hereof.

         9.5 EFFECT OF EXPIRATION OR TERMINATION OF AGREEMENT. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 5, 6, 8, 9 and 10 and Sections 7.4 and 7.5 hereof shall survive the expiration or termination of this Agreement. The provisions of Article 4 hereof shall survive any termination of this Agreement by Genaissance until such time as the Agreement would have expired with respect to any Product in any country pursuant to Section 9.2 hereof had it not been earlier terminated.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party; PROVIDED, HOWEVER, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of FORCE MAJEURE. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         10.2 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; PROVIDED, HOWEVER, that either Genaissance or Janssen may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated Third Party; PROVIDED, HOWEVER, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         10.3 SEVERABILITY. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         10.4 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

      If to Genaissance:      Genaissance Pharmaceuticals, Inc.
                              Five Science Park
                              New Haven, Connecticut  06511
                              Attention:  Chief Executive Officer
                              Telephone: (203) 773-1450
                              Facsimile: (203) 562-9377

      with a copy to:         Palmer & Dodge LLP
                              One Beacon Street
                              Boston, Massachusetts  02108
                              Attention:  Michael Lytton, Esq.
                              Telephone:  (617) 573-0100
                              Facsimile: (617) 227-4420

      If to Janssen:          Janssen Research Foundation, a division of
                              Janssen Pharmaceutica N.V.
                              Turnhoutseweg 30
                              Beerse, B-2340, Belgium
                              Attention: President,
                              Telephone: +32-14/60.21.11
                              Facsimile: +32-14/60.59.46

      with a copy to:         Johnson & Johnson
                              One Johnson & Johnson Plaza
                              New Brunswick, New Jersey 08933
                              ATTN: PATENT COUNSEL
                              Telephone: 732-524-2368
                              Facsimile: 732-524-2808

         10.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the choice of laws provisions thereof.

         10.6     Dispute Resolution.

                  10.6.1 The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Genaissance and an individual designated by the President (or the equivalent position) of Janssen (the "Representatives"). If the matter has not been resolved within thirty (30) days of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, subject to rights to injunctive relief and specific performance, and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled as set forth in Section 10.6.2.

                  10.6.2 All disputes arising in connection with this Agreement shall be finally settled by binding arbitration conducted in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with said Rules. Notwithstanding the above, either party has the right to bring suit in a court of competent jurisdiction against the other party for (i) any breach of such other party's duties of confidentiality pursuant to Article 6 of this Agreement and (ii) any infringement of its own proprietary rights by the other party. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. The award of the arbitrator may include compensatory damages against either party, but under no circumstances will the arbitrator be authorized to, nor shall he, award punitive damages or multiple damages against either party. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this
Section 10.6.

         10.7 ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         10.8 PUBLICITY. Except as required by law, Genaissance and Janssen each agree not to disclose the existence or any terms or conditions of this Agreement to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, Genaissance and Janssen agree that a press release will be issued promptly after execution of this Agreement in the form to be attached as EXHIBIT I and information contained in such press release can be used as a routine reference in the usual course of business to describe the terms of this transaction, and Genaissance and Janssen may disclose such information without consulting the other party. The parties may thereafter from time to time mutually agree on revisions to material to be used as a routine reference, which revisions shall be submitted by one party for the review and approval of the other party at least ten (10) business days prior to the anticipated use or disclosure of the revised material, such approval not to be unreasonably withheld.

         10.9 HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         10.10 NO PARTNERSHIP. It is expressly agreed that the relationship between Genaissance and Janssen shall not constitute a partnership, joint venture or agency. Neither Genaissance nor Janssen shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         10.11 EXPORTS. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Genaissance and Janssen agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Genaissance and Janssen agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section.

         10.12 WAIVER. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         10.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officer to execute and deliver this HAP2000(TM) Agreement as of the date first set forth above.

GENAISSANCE PHARMACEUTICALS, INC.

By:  /s/ Kevin Rakin
   ---------------------------------------

Title:   President and CFO
      ------------------------------------



JANSSEN RESEARCH FOUNDATION, A DIVISION OF
JANSSEN PHARMACEUTICA N.V.

By:  /s/ Per Peterson
   ---------------------------------------

Title:   Chairman, Pharamaceutical R&D
      ------------------------------------

                                    EXHIBIT A
                   DESCRIPTION OF THE ISOGENOMICS(TM) DATABASE

         The ISOGENOMICS(TM) Database shall consist of Genaissance's proprietary information and publicly available information.

         The current procedure for discovering HAP(TM)Markers for a Gene is [*].

         (i)      [*]

         (ii)     [*]

         (iii)    [*]

         (iv)     [*]

         (v)      [*]

         [*]

         [*]

         [*]

         Genaissance shall use commercially reasonable efforts to add Genes and their HAP(TM) Markers to the ISOGENOMICS(TM) Database to achieve the following totals:

            2000 total Genes by December 31, 2000;
            2500 total Genes by March 31, 2001;
            [*].

         Genaissance shall use commercially reasonable efforts to incorporate into the ISOGENOMICS(TM) Database other information about Genes, including: [*].

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT B
                       HARDWARE AND SOFTWARE REQUIREMENTS

         The DECOGEN(TM)Informatics Platform and ISOGENOMICS(TM)Database are configured for use in a client-server mode, [*].

[*]

[*]





- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT C
                        INSTALLATION AND SUPPORT SERVICES

         Genaissance personnel shall install the DECOGEN(TM)Informatics Platform [*].

         The DECOGEN(TM) Informatics Platform shall reside [*]. Any software updates shall be provided on CD-ROM. Installation documentation and user guides shall be supplied by Genaissance. For each installation site, Genaissance shall provide [*] on-site training session and subsequent customer support through a primary contact person who shall be accessible by telephone and e-mail between the hours of 8:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday or through additional on-site assistance. Genaissance's actual reasonable travel costs incurred in providing such additional on-site assistance shall be reimbursed by Janssen.

         The Installation Date shall be a date no later than [*] after the Effective Date.

- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT D
                            DATA AND SOFTWARE UPDATES

         Genaissance shall provide a secure website from which updates to the ISOGENOMICS(TM) Database and HAP Typing(TM) Process data can be downloaded nightly using tools provided in the DECOGEN(TM) Informatics Platform. New versions of the DECOGEN(TM) computer program shall be released on a quarterly basis and shall be provided to Janssen sites on CD-ROM or through a secure web download. Major bug fixes shall be provided on an as-needed basis.

                                    EXHIBIT E
                           JANSSEN INSTALLATION SITES

[*]:

[*]:





- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT F
                           GENAISSANCE PROJECT MANAGER

Genaissance shall commit a full-time project manager who is acceptable to Janssen to support the Agreement with Janssen. The responsibilities of this individual shall be as follows.

(i) COMMUNICATION. The project manager shall facilitate regular communication between Genaissance and Janssen. The project manager shall: (a) prepare written reports on all program-related activities being conducted at Genaissance and (b) arrange conference calls, teleconferences and meetings with Janssen on a regular basis to discuss all program related activities. The project manager shall be available to Janssen to address any scientific issue relating to a Research Project.

(ii) CLINICAL DATA PRODUCTION. The project manager shall: (a) oversee the receipt of clinical samples from Janssen; (b) track the progress of the clinical samples through the HAP Typing(TM) Process; (c) review the results of the HAP Typing(TM) Process; and (d) communicate the HAP Typing(TM) Process results to Janssen in a timely fashion.

(iii) TECHNOLOGY TRANSFER. The project manager shall facilitate the transfer of technology from Genaissance to Janssen by: (a) arranging calls, teleconferences and meetings between the appropriate personnel at Genaissance and Janssen and (b) overseeing the preparation of appropriate documentation for Janssen.

(iv) INFORMATICS SUPPORT. The project manager shall facilitate informatics support for Janssen's programs by: (a) arranging calls, teleconferences and meetings between the appropriate personnel at Genaissance and Janssen; (b) tracking the progress of any clinical data being analyzed for a correlation with HAP Typing(TM) Process results; and (c) insuring that those results are communicated to Janssen in a timely fashion.

(v) COORDINATION. The project manager shall represent the interests of Janssen as Genaissance sets priorities for: (a) discovering HAP(TM) Markers for the Genes submitted under the Janssen Gene Allocation and
         (b) processing clinical samples for the HAP Typing(TM) Process.

                                    EXHIBIT G
                             HAP TYPING(TM) SERVICES

[*]





- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT H
                          RESEARCH PROJECT DESCRIPTIONS

                                   EXHIBIT H1

GENERAL PROTOCOL FOR RESEARCH PROJECTS

         Each Research Project involving HAP Typing(TM) Services provided by Genaissance shall be generally carried out as follows. The specific financial terms and other requirements set forth below shall apply to each Research Project unless otherwise specifically stated in a subsequently appended exhibit.

[*]





- ----------
*Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT I
                                  PRESS RELEASE



                                 TO BE ATTACHED




                                       1